Exhibit 10.1
EXECUTION COPY
FOURTH AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT
     This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) is entered into effective as of December 21, 2009, among MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as borrower (the “Borrower”), MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (the “MLP”), MARTIN OPERATING GP LLC, a Delaware limited liability company, PRISM GAS SYSTEMS I, L.P., a Texas limited partnership, PRISM GAS SYSTEMS GP, L.L.C., a Texas limited liability company, PRISM GULF COAST SYSTEMS, L.L.C., a Texas limited liability company, MCLEOD GAS GATHERING AND PROCESSING COMPANY, L.L.C., a Louisiana limited liability company, WOODLAWN PIPELINE CO., INC., a Texas corporation, and PRISM LIQUIDS PIPELINE, LLC, a Texas limited liability company (“Prism Liquids”), as guarantors, the financial institutions party hereto (collectively, the “Lenders”), and ROYAL BANK OF CANADA, as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders and as L/C Issuer and a Lender.
     WHEREAS, the Borrower, the MLP, the Administrative Agent, and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of November 10, 2005, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of June 30, 2006, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of December 28, 2007, and that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of September 24, 2008 (as amended, and as further renewed, extended, amended or restated, the “Credit Agreement”); and
     WHEREAS, the Borrower has requested that the Credit Agreement be amended and modified as described herein, and the Administrative Agent and the Lenders party hereto are willing to permit such amendment and modification, subject to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Unless otherwise defined in this Fourth Amendment, terms used in this Fourth Amendment that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Fourth Amendment.
     SECTION 2. Amendment to the Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 of this Fourth Amendment, the Credit Agreement is hereby amended in its entirety to read as set forth on Annex A attached hereto.
     SECTION 3. Amendments to Schedules to the Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 of this Fourth Amendment:
     (a) Schedule 1.01(a) (Designated Martin Shareholders) of the Credit Agreement is hereby renamed Schedule 1.01(b), to read in its entirety as set forth on Schedule 1.01(a) to the Credit Agreement as in effect immediately prior to this Fourth Amendment;
     (b) a new Schedule 1.01(a) to the Credit Agreement is hereby added to the Credit Agreement to read in its entirety as set forth on Annex B attached hereto; and

     (c) Schedule 1.01(c) to the Credit Agreement is hereby amended in its entirety to read as set forth on Annex C attached hereto.
     SECTION 4. Conditions of Effectiveness. This Fourth Amendment shall not be effective until the date (such date, the “Fourth Amendment Effective Date”) each of the following conditions precedent has been satisfied in full:
     (a) receipt by the Administrative Agent of a counterpart of this Fourth Amendment executed by each of the parties hereto (which may be by telecopy or electronic transmission);
     (b) delivery of certified copies of organizational documents, bylaws, authorizing resolutions of board of directors, and incumbency certificates for the Borrower and each Guarantor as the Administrative Agent may require;
     (c) such evidence as the Administrative Agent may reasonably require to verify that the Borrower and each Guarantor is duly organized or formed, validly existing, and in good standing in the jurisdiction of its organization;
     (d) execution and delivery of new or replacement Notes as requested by any Lender;
     (e) evidence satisfactory to the Administrative Agent and Wells Fargo Securities LLC and RBC Capital Markets (collectively, the “Arrangers”) of receipt by the MLP of Net Cash Proceeds of at least $20,000,000 from an Equity Issuance (the “MLP Equity Issuance”);
     (f) evidence satisfactory to the Administrative Agent and the Arrangers that either the Borrower or a Guarantor has acquired the naphthenic lube refinery and related assets located in Ouachita County, Arkansas (the “Cross Refinery”) from Martin Resource or its subsidiaries in accordance with acquisition documents in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers for not more than $45,000,000 in stock or other equity interests (the “Cross Refinery Acquisition”);
     (g) receipt by the Administrative Agent and the Arrangers of agreements between Martin Resource and either the Borrower or a Guarantor with respect to the Cross Refinery in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers, and amendments to the Loan Documents as shall be required to reflect such agreements;
     (h) mortgage in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers covering the Cross Refinery, together with surveys, title reports, title policies and such other related documentation reasonably requested by the Administrative Agent or the Arrangers;
     (i) evidence satisfactory to the Administrative Agent and the Arrangers of consent by required lenders under Martin Resource’s credit facility to the extent required to effect the MLP Equity Issuance and Cross Refinery Acquisition;
     (j) amendments and supplements to, or amendments and restatements of, existing Mortgages (including the U.S. Vessel Mortgage) as reasonably required by the Administrative Agent or the Arrangers;
     (k) a certificate signed by a Responsible Officer of the Borrower certifying that (i) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of such date (unless such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing as of such date, (iii) since December 31, 2008, there has occurred no material adverse change in the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the MLP General Partner, the MLP, the Borrower General Partner or the Borrower and its subsidiaries, taken as a whole, (iv) there is no litigation, investigation or proceeding known to and affecting the Borrower or any Borrower Affiliate for which the Borrower is required to give notice pursuant to Section 6.03(c) of the Credit Agreement (or, if there is any such litigation, investigation or proceeding, then a notice containing the information required by Section 6.03(c) of the Credit Agreement shall be given concurrently with the delivery of the certificate given pursuant to this clause (k)), and (v) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority by or against the Borrower, any Guarantor, the MLP General Partner, or any of their respective properties that (A) could reasonably be expected to materially and adversely affect the Borrower or any Guarantor, or (B) seeks to affect or pertains to any transaction contemplated hereby that could reasonably be expected to have a Material Adverse Effect or that seeks to affect or pertains to the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents;
     (l) a certification from the Borrower’s Chief Financial Officer that each of the MLP and the Borrower is Solvent as of the Fourth Amendment Effective Date;
     (m) payment of (i) fees to the Lenders party to this Fourth Amendment (other than the Lenders described in Section 12 hereof), (ii) other fees and expenses due pursuant to that certain Engagement Letter dated November 11, 2009, and (ii) Attorney Costs of the Arrangers and the Administrative Agent;
     (n) opinions from (i) Baker Botts L.L.P., counsel to each Loan Party, substantially in the form delivered on the Closing Date, with such changes as the Administrative Agent or the Arrangers shall reasonably request, and (ii) local counsel as the Administrative Agent or the Arrangers shall reasonably require with respect to each Mortgage or amendment thereto executed by a Loan Party;
     (o) such Lien searches as the Administrative Agent or the Arrangers shall request;
     (p) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements or UCC-3 amendment financing statements, or fees associated with the filing of the Mortgages or amendments to Mortgages (or arrangements satisfactory to the Administrative Agent and the Arrangers for payment of such amounts shall have been made);
     (q) completion of environmental due diligence with respect to the Cross Refinery Acquisition with results reasonably satisfactory to the Administrative Agent and the Arrangers;
     (r) the Outstanding Amount on the Fourth Amendment Effective Date shall be less than $305,000,000 (after payment of all required fees and expenses due and owing under clause (m) above);
     (s) a Guaranty and Subsidiary Security Agreement executed by Prism Liquids, together with such opinions of counsel as Administrative Agent shall reasonably request; and
     (t) other documents as may be reasonably required by the Administrative Agent or the Arrangers.
     SECTION 5. Title Matters. By no later than February 26, 2010, or such later date as may be agreed to by the Administrative Agent in its reasonable discretion (the “Title Deadline Date”), each applicable Loan Party shall deliver such title commitments, title reports (including copies of recorded documents referenced therein), current land title surveys, title policies and title policy endorsements (and such affidavits and other assurances as the title insurance company may require to issue the same), each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably request, with respect to such Loan Party’s real property mortgaged to the Administrative Agent, for the benefit of the Lenders. Any Loan Party’s failure to comply with this Section 5 by the Title Deadline Date shall constitute an Event of Default.
     SECTION 6. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Fourth Amendment, the Borrower represents and warrants to the Administrative Agent and to each Lender that:
     (a) This Fourth Amendment, the Credit Agreement as amended hereby, and each Loan Document have been duly authorized, executed, and delivered by the Borrower and the applicable Loan Parties and constitute their legal, valid, and binding obligations enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity).
     (b) The representations and warranties set forth in Article V of the Credit Agreement and in the Collateral Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date, after giving effect to this Fourth Amendment, as if made on and as of the Fourth Amendment Effective Date except to the extent such representations and warranties relate solely to an earlier date.
     (c) As of the date hereof, at the time of and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing.
     (d) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, or performance by the Borrower or any Loan Party of its obligations hereunder. This Fourth Amendment has been duly authorized by the Borrower and each Loan Party party hereto by all necessary corporate, partnership, or limited liability company action, as applicable. The execution, delivery and performance of this Fourth Amendment and the documents and transactions contemplated hereby do not and will not (a) contravene the terms of the Borrower’s or any other Loan Party’s Organization Documents, (b) conflict with or result in any breach or contravention of, or result in creation of any Lien (other than Liens in favor of the Collateral Agent) under, any document evidencing any material Contractual Obligation to which the Borrower or any other Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any other Loan Party is subject, or (c) violate any Law applicable to any Loan Party.
     SECTION 7. Assignment and Assumption.
     (a) As of the Fourth Amendment Effective Date, each Lender set forth on Annex D hereto (collectively, the “Assignors”) hereby irrevocably sells and assigns, severally and not jointly, (i) all of such Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other document or instrument delivered pursuant thereto, and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other document or instrument delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) being referred to herein collectively for all Assignors as the “Assigned Interests”) to the Lenders set forth on Annex E hereto (collectively, the “Assignees”), and the Assignees hereby irrevocably purchase and assume from each Assignor such Assignor’s Pro Rata Share of the Assigned Interests, subject to and in accordance with this Section 7. Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Section 7, without representation or warranty by the Assignors.
     (b) Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Pro Rata Share of the Assigned Interest specified next to its name on Annex D hereto, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Section 7, and (ii) assumes no responsibility with respect to (A) any statements, warranties or representation made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (C) the financial condition of the Borrower or any other Loan Party, or (D) the performance or observance by the Borrower or any other Loan Party of any of their respective obligations under any Loan Document.
     (c) Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Pro Rata Share of the Assigned Interests specified next to its name on Annex E hereto and become a Lender, (C) from and after the Fourth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of such Assigned Interest, shall have the obligations of a Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment and to purchase its Pro Rata Share of such Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Arrangers, or any other Lender, and (E) if it is a Foreign Lender, its has supplied to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee, and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     (d) From and after the Fourth Amendment Effective Date, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the appropriate Assignors as specified on Annex D hereto for amounts that have accrued to but excluding the Fourth Amendment Effective Date and to the appropriate Assignees as specified on Annex E hereto for amounts that accrue from and after the Fourth Amendment Effective Date.
     (e) The Borrower shall pay to the Assignors all break funding payments payable in accordance with Section 3.05 of the Credit Agreement in connection with the assignments made pursuant to this Section 7.

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     (f) On and after the Fourth Amendment Effective Date, each reference in the Loan Documents to “Schedule 2.01” shall be to the revised Schedule 2.01 reflected on Annex E hereto.
     (g) After giving effect to the assignments referenced in this Section 7, the Borrower, the Administrative Agent and the Lenders hereby approve the allocation of the Committed Sums as set forth on Annex E hereto.
     SECTION 8. Effect of Amendment.
     (a) This Fourth Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein, and (ii) shall not prejudice any right or rights which the Administrative Agent, the Collateral Agent, or the Lenders may now or hereafter have under or in connection with the Credit Agreement, as amended by this Fourth Amendment. Except as otherwise expressly provided by this Fourth Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Fourth Amendment and such Credit Agreement shall be read and construed as one instrument.
     (b) Each of the undersigned Guarantors hereby consents to and accepts the terms and conditions of this Fourth Amendment and the transactions contemplated thereby, agrees to be bound by the terms and conditions thereof, and ratifies and confirms that each Guaranty and each of the other Loan Documents to which it is a party is, and shall remain, in full force and effect after giving effect to this Fourth Amendment. The Borrower and each of the other Loan Parties hereby confirm and agree that all Liens and other security now or hereafter held by the Collateral Agent for the benefit of the Lenders as security for payment of the Obligations are the legal, valid, and binding obligations of the Borrower and the Loan Parties, remain in full force and effect, are unimpaired by this Fourth Amendment, and are hereby ratified and confirmed as security for payment of the Obligations.
     SECTION 9. Miscellaneous. This Fourth Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York and applicable federal law. The captions in this Fourth Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Fourth Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Fourth Amendment, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Fourth Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.
     SECTION 10. Entire Agreement. THE CREDIT AGREEMENT (AS AMENDED BY THIS FOURTH AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     SECTION 11. Additional Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Fourth Amendment.

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     SECTION 12. Non-Consenting Lenders. Notwithstanding anything to the contrary set forth in this Fourth Amendment, the Lenders listed on Annex D hereto but not on Annex E hereto are parties to this Fourth Amendment for the sole purpose of effecting the assignments set forth in Section 7 hereof.
Remainder of Page Intentionally Blank.
Signature Pages to Follow.

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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as Borrower

By:	MARTIN OPERATING GP LLC, its General Partner

	By:	MARTIN MIDSTREAM PARTNERS L.P., its Sole Member

		By:	MARTIN MIDSTREAM GP LLC, its General Partner

			By:	/s/ Robert D. Bondurant Robert D. Bondurant
Executive Vice President and Chief
Financial Officer
[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership, as a Guarantor

By:	MARTIN MIDSTREAM GP LLC, its General Partner

	By:	/s/ Robert D. Bondurant Robert D. Bondurant
Executive Vice President and Chief
Financial Officer
[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MARTIN OPERATING GP LLC, a Delaware limited liability company, as a Guarantor

By:	MARTIN MIDSTREAM PARTNERS L.P., its Sole Member

	By:	MARTIN MIDSTREAM GP LLC, its General Partner

		By:	/s/ Robert D. Bondurant Robert D. Bondurant
Executive Vice President and Chief
Financial Officer
[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

PRISM GAS SYSTEMS I, L.P., a Texas limited partnership, as a Guarantor

	By:	Prism Gas Systems GP, L.L.C., its General Partner

	By:	/s/ Robert D. Bondurant Robert D. Bondurant Treasurer

PRISM GAS SYSTEMS GP, L.L.C., as a Guarantor

By:	/s/ Robert D. Bondurant Robert D. Bondurant Treasurer
[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

PRISM GULF COAST SYSTEMS, L.L.C., as a Guarantor

By:	/s/ Robert D. Bondurant
Robert D. Bondurant
Treasurer

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MCLEOD GAS GATHERING AND PROCESSING COMPANY, L.L.C., as a Guarantor
By:	/s/ Ruben S. Martin
Ruben S. Martin
Sole Manager

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

WOODLAWN PIPELINE CO., INC., a Texas corporation, as a Guarantor
By:	/s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

PRISM LIQUIDS PIPELINE, LLC, a Texas limited liability company, as a Guarantor
By:	/s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher

	Name:	Susan Khokher

	Title:	Manager, Agency

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as a Lender and as L/C Issuer

By:	/s/ Jason S. York

	Name:	Jason S. York

	Title:	Authorized Signatory

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as Syndication Agent and a Lender

By:	/s/ Thomas E. Stelmar, Jr.

	Name:	Thomas E. Stelmar, Jr.

	Title:	AVP / Portfolio Manager

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

COMERICA BANK, as Co-Documentation Agent and a Lender

By:	/s/ David Terry

	Name:	David Terry

	Title:	Sr. Vice President

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

COMPASS BANK, as a Lender

By:	/s/ Frank Carvelli

	Name:	Frank Carvelli

	Title:	Vice President

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender

By:	/s/ David Simpson

	Name:	David Simpson

	Title:	Vice President

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Julie Castano

	Name:	Julie Castano

	Title:	Vice President

[SIGNATURE PAGE TO THE FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Michaela Braun

	Name:	Michaela Braun

	Title:	Vice President

By:	/s/ Chad Clark

	Name:	Chad Clark

	Title:	Director

WESTLB AG, NEW YORK BRANCH, as a Lender

By:	/s/ Jennifer King

	Name:	Jennifer King

	Title:	Director

By:	/s/ Philip Juskowicz

	Name:	Philip Juskowicz, CFA

	Title:	Associate Director

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender

By:	/s/ Michael M. Ward

	Name:	Michael M. Ward

	Title:	Credit & Operations Manager — Syndications

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kenneth R. Buston, III

	Name:	Kenneth R. Buston, III

	Title:	Vice President

JPMORGAN CHASE BANK, NA, as a Lender

By:	/s/ Jenifer Fitzgerald

	Name:	Jenifer Fitzgerald

	Title:	Associate

UBS LOAN FINANCE, LLC, as a Lender

By:	/s/ Marie Haddad

	Name:	Marie Haddad

	Title:	Associate Director

By:	/s/ Mary E. Evans

	Name:	Mary E. Evans

	Title:	Associate Director

NATIXIS, as a Lender

By:	/s/ Louis P. Laville, III

	Name:	Louis P. Laville, III

	Title:	Managing Director

By:	/s/ Liana Tchernyshera

	Name:	Liana Tchernyshera

	Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas E. Stelmar, Jr.

	Name:	Thomas E. Stelmar, Jr. (WFB)

	Title:	AVP / Portfolio Manager

ALLIED IRISH BANKS p.l.c., as a Lender

By:	/s/ David O’Driscoll

	Name:	David O’Driscoll

	Title:	Assistant Vice President

ALLIED IRISH BANKS p.l.c., as a Lender

By:	/s/ Vaughn Buck

	Name:	Vaughn Buck

	Title:	Director

AIB DEBT MANAGEMENT LIMITED, as a Lender

By:	/s/ David O’Driscoll

	Name:	David O’Driscoll

	Title:	Assistant Vice President Investment Advisor to AIB Debt Management, Limited

AIB DEBT MANAGEMENT LIMITED, as a Lender

By:	/s/ Vaughn Buck

	Name:	Vaughn Buck

	Title:	Director Investment Advisor to AIB, Debt Management, Limited

REGIONS BANK, as a Lender

By:	/s/ Randy Petersen

	Name:	Randy Petersen

	Title:	Senior Vice President

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Garrett McKinnon

	Name:	Garrett McKinnon

	Title:	Senior Vice President

COMPASS BANK, as successor in interest to Guaranty Bank, as a Lender

By:	/s/ Frank Carvelli

	Name:	Frank Carvelli

	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tyler Fauerbach

	Name:	Tyler Fauerbach

	Title:	Vice President

ANNEX A
Credit Agreement
(See Attached)

MARTIN OPERATING PARTNERSHIP L.P.,
as the Borrower,
MARTIN MIDSTREAM PARTNERS L.P.,
as a Guarantor,
ROYAL BANK OF CANADA,
as Administrative Agent, Collateral Agent
and L/C Issuer,
WELLS FARGO BANK, N.A.,
as Syndication Agent
UBS SECURITIES LLC,
REGIONS BANK
and
COMERICA BANK,
as Co-Documentation Agents,
and
The Lenders Party Hereto

$335,671,428.58
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 10, 2005

WELLS FARGO SECURITIES, LLC,
and
RBC CAPITAL MARKETS
Joint Lead Arrangers and Joint Book Runners

TABLE OF CONTENTS

		Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		5
Section 1.01	Defined Terms.	5
Section 1.02	Other Interpretive Provisions.	30
Section 1.03	Accounting Terms.	30
Section 1.04	Rounding.	30
Section 1.05	Other.	30

ARTICLE II. THE COMMITMENTS AND COMMITTED BORROWINGS		31
Section 2.01	Revolver Loans.	31
Section 2.02	Term Loan Facility	31
Section 2.03	Committed Borrowings, Conversions and Continuations of Loans.	31
Section 2.04	Prepayments.	33
Section 2.05	Reduction or Termination of Commitments.	34
Section 2.06	Repayment of Loans.	35
Section 2.07	Interest.	35
Section 2.08	Fees.	35
Section 2.09	Computation of Interest and Fees.	36
Section 2.10	Evidence of Debt.	36
Section 2.11	Payments Generally.	37
Section 2.12	Sharing of Payments.	38
Section 2.13	Priority of Hedging Obligations.	39
Section 2.14	Letters of Credit.	39
Section 2.15	Replacement of Lenders.	46
Section 2.16	Increase in Revolver Commitment.	47

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		47
Section 3.01	Taxes.	47
Section 3.02	Illegality.	48
Section 3.03	Inability to Determine Rates.	49
Section 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.	49
Section 3.05	Funding Losses.	50
Section 3.06	Matters Applicable to all Requests for Compensation.	50
Section 3.07	Survival.	50

ARTICLE IV. CONDITIONS PRECEDENT TO COMMITTED BORROWINGS		51
Section 4.01	Conditions to Initial Credit Extension.	51
Section 4.02	Conditions to all Loans and L/C Credit Extension.	54

ARTICLE V. REPRESENTATIONS AND WARRANTIES		55
Section 5.01	Existence; Qualification and Power; Compliance with Laws.	54
Section 5.02	Authorization; No Contravention.	55
Section 5.03	Governmental Authorization.	55
Section 5.04	Binding Effect.	55
Section 5.05	Financial Statements; No Material Adverse Effect.	55
Section 5.06	Litigation.	56
Section 5.07	No Default.	56

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SCHEDULES

1.01(a)	Applicable Rate
1.01(b)	Designated Martin Shareholders
1.01(c)	Material Agreements
2.01	Committed Sums
4.01	Post-Closing Items and Conditions
5.13	Subsidiaries and other Equity Investments
5.18	Certain Restrictions on Transfer
5.21	Vessels
6.17	Non-Pledgeable Assets (Prism Acquisition)
7.01	Existing Liens
10.02	Addresses for Notices to Borrower, Guarantors, Administrative Agent, and Collateral Agent
EXHIBITS

Exhibit:	Form of:

A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
B-1	Revolver Note
B-2	Term Note
C	Compliance Certificate
D	Assignment and Assumption
E-1	Subsidiary Guaranty
E-2	Guaranty (MLP)
F	Legal Opinion of Baker Botts L.L.P.
G-1	Borrower Pledge and Security Agreement
G-2	MLP Pledge and Security Agreement
G-3	Subsidiary Pledge and Security Agreement
H	Master Consent to Assignment
I	[Reserved]
J	U.S. Vessel Mortgage

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 10, 2005, among MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Borrower”), MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (the “MLP”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and ROYAL BANK OF CANADA, a Canadian chartered bank under and governed by the provisions of the Bank Act, being S.C. 1991, c.46, as Administrative Agent and Collateral Agent.
     The Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders entered into that certain Credit Agreement dated as of November 6, 2002, as amended by that certain First Amendment to Credit Agreement dated as of December 23, 2003 (as amended, the “Original Credit Agreement”).
     The Original Credit Agreement was amended and restated by that certain Amended and Restated Credit Agreement dated as of October 29, 2004, among the Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders parties thereto, as amended by that certain First Amendment to Credit Agreement dated as of May 3, 2005, and that certain Limited Waiver and Second Amendment to Credit Agreement dated as of July 15, 2005 (as amended, the “Existing Credit Agreement”).
     The Borrower has requested, and the Administrative Agent and the Lenders have agreed, to amend and restate the Existing Credit Agreement and to refinance, rearrange, increase and extend all of the obligations and indebtedness outstanding thereunder, all subject to the terms and conditions set forth below.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     Section 1.01 Defined Terms.
     As used in this Agreement, the following terms shall have the meanings set forth below:
     Acquisition means any acquisition by a Company of assets (other than (i) assets acquired in the ordinary course of business in connection with or incidental to its then existing businesses and operations and (ii) equity interests). For the avoidance of doubt, the acquisition of Vessels shall not be considered a transaction in the ordinary course of business.
     Administrative Agent means Royal Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     Administrative Agent’s Office means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     Administrative Questionnaire means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     Affected Loan has the meaning specified in Section 2.12.
     Affiliate means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members, or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
     Agent/Arranger Fee Letter has the meaning specified in Section 2.08(b).
     Agent-Related Persons means the Administrative Agent, the Collateral Agent, and the Arrangers (including any successor administrative agent and collateral agent), together with their respective Affiliates (including, without limitation, Wells Fargo Bank, N.A. and Wachovia Bank, National Association), and the officers, directors, employees, agents and attorneys-in-fact of such Persons.
     Aggregate Commitments has the meaning set forth in the definition of “Commitment.”
     Aggregate Committed Sum means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Revolver Facility and the Term Loan Facility (as the same may have been increased, reduced or canceled as provided in the Loan Documents).
     Agreement means this Second Amended and Restated Credit Agreement, as renewed, extended, amended or restated from time to time.
     Applicable Rate means, on any date of determination with respect to either Facility, the percentages per annum set forth on Schedule 1.01(a) hereto with respect to the Type of Credit Extension or commitment fee that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to Section 6.02(a).
     Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first day of the fiscal quarter of the Borrower immediately following the date of a Compliance Certificate delivered pursuant to Section 6.02; provided, however, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance with such Section, the following Pricing Levels and Applicable Rates shall apply with respect to the Loans set forth below:
     (a) Committed Revolver Loans: (i) Pricing Level 4 shall apply as of the first day of such following fiscal quarter if Pricing Level 1, 2, or 3 is in effect for the current fiscal quarter; (ii) Pricing Level 5 shall apply as of the first day of such following fiscal quarter if Pricing Level 4 is in effect for the current fiscal quarter; and (iii) the Base Rate plus 4.00% shall apply as of the first day of such following fiscal quarter if Pricing Level 5 is in effect for the current fiscal quarter.
     (b) Committed Term Loans: (i) Pricing Level 4 shall apply as of the first day of such following fiscal quarter if Pricing Level 1, 2 or 3 is in effect for the current fiscal quarter; (ii) Pricing Level 5 shall apply as of the first day of such following fiscal quarter if Pricing Level 4 is in effect for the current fiscal quarter; and (iii) the Base Rate plus 4.00% shall apply as of the first day of such following fiscal quarter if Pricing Level 5 is in effect for the current fiscal quarter.
     The Applicable Rate in effect from the Fourth Amendment Effective Date through the date of adjustment based on the Compliance Certificate delivered in connection with the fiscal quarter ending December 31, 2009, shall be Pricing Level 4 for Committed Revolver Loans and Committed Term Loans.
     Approved Fund means any Fund that is administered or managed by a Lender, an Affiliate of a Lender, or an entity or an Affiliate of an entity that administers or manages a Lender.
     Arrangers means, collectively, Wells Fargo Securities, LLC, in its capacity as left lead arranger and left book runner, and RBC Capital Markets, in its capacity as right lead arranger and right book runner.
     Assignment and Assumptionmeans an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.07), and accepted by the Administrative Agent substantially in the form of Exhibit D or any other form approved by the Administrative Agent.
     Attorney Costs means and includes the fees and disbursements of any law firm or other external counsel.
     Attributable Indebtedness means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
     Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.
     Availability Period shall have the meaning set forth in Section 2.01(a).
     Bank Guaranties means guaranties or other agreements or instruments serving a similar function issued by a bank or other financial institution.
     Bankruptcy Event with respect to a Person means that (A) such Person institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing; or (B) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or (C) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding.
     Base Rate means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest per annum determined by the Administrative Agent from time to time in its sole discretion as its prime commercial lending rate for such day for United States Dollar loans made in the United States, and (c) the Eurodollar Rate for an Interest Period of one month plus 1.00%. The Administrative Agent’s prime commercial lending rate is not necessarily the lowest rate that it is charging any corporate customer. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
     Base Rate Loan means a Loan that bears interest based on the Base Rate.
     Board means the Board of Governors of the Federal Reserve System of the United States of America.
     Borrower has the meaning set forth in the introductory paragraph hereto.
     Borrower Affiliate means the Borrower, the Borrower General Partner, the MLP, the MLP General Partner, and each of their respective Subsidiaries.
     Borrower General Partner means the general partner of the Borrower. As of the Closing Date, the general partner of the Borrower is Martin Operating GP LLC, a Delaware limited liability company.
     Borrower Operating Agreements means the Organization Documents of each of the MLP General Partner, the MLP, the Borrower General Partner, the Borrower and each of their respective Subsidiaries.
     Borrower Security Agreement means the Second Amended and Restated Pledge and Security Agreement executed by the Borrower substantially in the form of Exhibit G-1, together with all supplements, amendments and restatements thereof.
     Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.
     Canadian Person means a Person organized under the laws of Canada or a Canadian province.
     Capital Expenditure by a Person means an expenditure (determined in accordance with GAAP) for any fixed asset owned by such Person for use in the operations of such Person having a useful life of more than one year, or any improvements or additions thereto. For the avoidance of doubt, as used in this Agreement, the terms Capital Expenditure, capital expenditure and expenditure shall not include expenditures for Acquisitions.
     Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.
     Caribbean Person means a Person organized under the laws of a country located in the Caribbean region.
     Cash Collateralize means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash and deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Collateral Agent, and the L/C Issuer (which documents hereby are consented to by the Lenders).

     Cash Equivalents means:
     (a) United States Dollars;
     (b) direct general obligations, or obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having remaining maturities of not more than thirteen (13) months, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemptions;
     (c) certificates of deposit and eurodollar time deposits with maturities of thirteen (13) months or less, bankers acceptances with maturities not exceeding one hundred eighty (180) days, overnight bank deposits and other similar short term instruments, in each case with any domestic commercial bank (i) having capital and surplus in excess of $250,000,000 and (ii) (A) having a rating of at least “A2” by Moody’s and at least “A” by S&P or (B) that is a Lender not rated by Moody’s and/or S&P;
     (d) repurchase obligations with a term of not more than thirteen (13) months for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications in clause (c) above;
     (e) commercial paper (having original maturities of not more than two hundred seventy (270) days) of any Person rated “P-1” or better by Moody’s or “A-1” or the equivalent by S&P; and
     (f) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (a) through (e) above.
     Casualty or Condemnation Disposition has the meaning set forth in the definition of “Disposition.”
     Change in Law means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the L/C Issuer (or, for purposes of Section 3.04(b), by any lending office of such Lender or by such Lender’s or the L/C Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     Change of Control means (a) Martin Resource shall fail to own, directly or indirectly, at least 51% of the general partnership interests in the MLP, (b) any Person, entity or group (other than Martin Resource) acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 51% or more of the limited partnership interests in the MLP, (c) the MLP shall fail to own, directly or indirectly, 100% of the equity interests in the Borrower, (d) Martin Resource fails for any reason to control, directly or indirectly, the management of the MLP or fails to control, directly or indirectly, the management of the Borrower, or (e) a Martin Resource Change of Control shall occur.
     Closing Date means November 10, 2005.
     Code means the Internal Revenue Code of 1986.
     Collateral means all property and interests in property and proceeds thereof now owned or hereafter acquired by the MLP, the Borrower General Partner, the Borrower, and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Collateral

Agent on behalf of the Lenders (including stock and other equity interests), whether under this Agreement, the Collateral Documents, or under any other document executed by any Borrower Affiliate and delivered to the Administrative Agent or the Lenders.
     Collateral Agent means Royal Bank, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
     Collateral Documents means (a) each guaranty, pledge agreement, security agreement, ship mortgage, fleet mortgage, mortgage, assignment, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other similar agreements or instruments executed by the Borrower, the MLP, the Borrower General Partner, any Guarantor, or any of their respective Subsidiaries for the benefit of the Lenders and the Lender Swap Parties now or hereafter delivered to the Lenders, the Administrative Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower, the MLP, the MLP General Partner, any Guarantor, or any of their respective Subsidiaries, as debtor, in favor of the Lenders or the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties as secured party to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower under the Loan Documents, whenever made or delivered, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, restatements, and extensions of any of the foregoing.
     Commitment means, as to each Lender, its obligation (i) to make Committed Revolver Loans to the Borrower pursuant to Section 2.01, in an amount at any one time outstanding not to exceed its Committed Sum with respect to the Revolver Facility, (ii) to make Committed Term Loans to the Borrower on the Closing Date pursuant to Section 2.02, in an amount not to exceed its Committed Sum with respect to the Term Loan Facility, and (iii) to purchase participations in L/C Obligations pursuant to Section 2.14, in an aggregate principal amount at any one time outstanding not to exceed, when aggregated with the Loans made pursuant to Section 2.01, its Committed Sum with respect to the Revolver Facility, in each case as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the “Aggregate Commitments”).
     Committed Borrowing means a borrowing consisting of simultaneous Committed Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Sections 2.01 or 2.02.
     Committed Loan means either Committed Revolver Loans or Committed Term Loans, as the context may require.
     Committed Loan Notice means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or A-2, as applicable.
     Committed Revolver Loans has the meaning specified in Section 2.01(a).
     Committed Sum means for any Lender (a) with respect to the Revolver Facility, the amount stated beside such Lender’s name under the heading for the Revolver Facility on the most-recently amended Schedule 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents), and (b) with respect to the Term Loan Facility, the amount stated beside such Lender’s name under the heading for the Term Loan Facility on the most recently amended Schedule 2.01 to this Agreement (which amount is subject to reduction or cancellation in accordance with the Loan Documents).
     Committed Term Loan has the meaning specified in Section 2.02.
     Company and Companies means, on any date of determination thereof, the MLP, the Borrower and each of their respective Subsidiaries.
     Compliance Certificate means a certificate substantially in the form of Exhibit C.
     Consolidated EBITDA means, for any period, for the MLP and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation, depletion, and amortization expense deducted in determining such Consolidated Net Income, and (e) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes, of the MLP and its Subsidiaries on a consolidated basis.
     Consolidated Funded Debt means, as of any date of determination, for the MLP and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Letters of Credit and all other Obligations hereunder), (b) Attributable Indebtedness with respect to Capital Leases, (c) Attributable Indebtedness with respect to Synthetic Lease Obligations, and (d) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) through (c) above.
     Consolidated Interest Charges means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments, fees, charges and related expenses of the MLP and its Subsidiaries in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP; provided that all upfront, arrangement, structuring, consent, legal, professional and advisory fees and expenses related to the Fourth Amendment shall be excluded from the calculation of Consolidated Interest Charges.
     Consolidated Net Income means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the net income or net loss of the MLP and its Subsidiaries from continuing operations, provided that there shall be excluded from such net income (to the extent otherwise included therein): (a) the income (or loss) of any entity other than a Subsidiary in which the MLP or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the MLP or such Subsidiary in the form of cash dividends or similar cash distributions, (b) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure under rate cases), (c) any gains or losses attributable to non-cash write-ups or write-downs of assets, (d) proceeds of any insurance on property, plant or equipment other than business interruption insurance, (e) any gain or loss, net of taxes, on the sale, retirement or other disposition of assets (including the capital stock or other equity ownership of any other person, but excluding the sale of inventories in the ordinary course of business), and (f) the cumulative effect of a change in accounting principles.
     Consolidated Secured Funded Debt means, as of any date of determination, for the MLP and its Subsidiaries on a consolidated basis, Consolidated Funded Debt that is secured by Lien(s) on any asset(s) of any Company.

     Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     Credit Extension means (a) a Committed Borrowing and (b) an L/C Credit Extension.
     Debtor Relief Laws means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     Default means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     Default Rate means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
     Defaulting Lender means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or under other agreements in which it commits or is obligated to extend credit, or (d) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     Designated Martin Shareholders means the shareholders of Martin Resource reflected in Schedule 1.01(b) hereto, together with their respective Affiliates, Family and Family Trusts.
     Disposition or Dispose means the sale, transfer, license, or other disposition (including any sale and leaseback transaction) of any property (including stock, partnership and other equity interests) by any Person of property owned by such Person, including any sale, assignment, transfer, or other disposal (including any damage to, loss or destruction of any property, or other event resulting in payments being made to a Person under an insurance policy or as a result of any condemnation or Vessel requisition) (a “Casualty or Condemnation Disposition”) , with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, the term Disposition shall not include the issuance by a Person of its own equity interests.
     Distribution Loan means a Committed Revolver Loan which is made in whole or in part for the purpose of paying a Quarterly Distribution or for the purpose of reimbursing the General Partner for the purchase price of partnership units purchased under the MLP’s long-term incentive plan.

     Dollar or $ means lawful money of the United States of America.
     Domestic Person means any corporation, general partnership, limited partnership, or limited liability company that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
     Eligible Assignee means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, (ii) in the case of any assignment under the Revolver Facility, the L/C Issuer, and (iii) unless a Default or Event of Default shall have occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the MLP, any Martin Party, or any of their respective Affiliates or Subsidiaries.
     Engagement Letter has the meaning specified in Section 2.08(b).
     Environmental Law means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. § 4321 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. § 401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 201 and § 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.
     Equity Issuance means the issuance of any class of equity interests by the MLP, other than issuance of equity interests solely to or for the benefit of any directors or employees of a Company.
     ERISA means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.
     ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions of this Agreement relating to obligations imposed under Section 412 of the Code).
     ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     Eurodollar Rate means for any Interest Period with respect to any Eurodollar Rate Loan:
     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters LIBOR01 screen (or any successor thereto as may be selected by the Administrative Agent) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or
     (b) if the rate referenced in the preceding subsection (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest (expressed on a basis of 360 days) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term comparable to such Interest Period as would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.
     Eurodollar Rate Loan means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.
     Event of Default means any of the events or circumstances specified in Article VIII.
     Evergreen Letter of Credit has the meaning specified in Section 2.14(b)(iii).
     Exchange Act means the Securities Exchange Act of 1934, as amended.
     Existing Credit Agreement has the meaning set forth in the recitals hereof.
     Existing Letters of Credit means all Letters of Credit issued by Royal Bank under the Existing Credit Agreement that are outstanding on the Closing Date.
     Facility means either the Revolver Facility or the Term Loan Facility, as the context may require.
     Family means, in respect of any individual, the heirs, legatees, descendants and blood relatives to the third degree of consanguinity of such individual.
     Family Trusts means, in respect of any individual, any trusts for the exclusive benefit of such individual, his/her spouse and lineal descendants, so long as such individual has the exclusive right to control each such trust.
     Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by the Administrative Agent.
     Fish Hook Gathering System means the “Gathering System” as such term is defined in the Fish Hook Ownership and Operating Agreement.
     Fish Hook Ownership and Operating Agreement means the Fish Hook Gathering System Ownership and Operating Agreement dated as of February 1, 2004, between Prism Gulf Coast (successor in interest to Prism Gas Systems, Inc.) and Panther.
     Fixed Assets means the Vessels, real estate, and all other fixed assets, as such term is used in accordance with GAAP, owned by the Borrower or any of its Subsidiaries.
     Foreign Investments means, without duplication, an Investment in a Canadian Person that is not a Guarantor, acquisition and ownership of assets located in Canada that do not constitute Collateral, an Investment in a Caribbean Person, and acquisition and ownership of assets located in a Caribbean country.
     Foreign Lender has the meaning specified in Section 10.15.
     Foreign Subsidiary means a Subsidiary that is not a Domestic Person.
     Fourth Amendment means that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of December 21, 2009, among the Borrower, the MLP, the Lenders party thereto, and the Administrative Agent.
     Fourth Amendment Effective Date means December 21, 2009.
     Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     Guarantors means any Person, including the MLP and every present and future Subsidiary of Borrower and the MLP, which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty, or otherwise.
     Guaranty means a Guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E-1 or Exhibit E-2.
     Guaranty Obligation means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be the lesser of (a) an amount equal to the stated or determinable outstanding amount of the related primary obligation and (b) the maximum amount for which such guarantying Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless the outstanding amount of such primary obligation and the maximum amount for which such guarantying Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.
     Harrison, Woods and Olin Joint Venture means a Permitted Joint Venture that proposes to acquire a 50% operating interest in the natural gas gathering, treating, processing, compression and transportation businesses identified as the “Harrison, Woods and Olin Systems” in East Texas, which assets are owned by a publicly-traded master limited partnership as of the Fourth Amendment Effective Date.
     Hazardous Substance means any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation: (a) any “hazardous substance,” “pollutant” or “contaminant,” and any “petroleum” or “natural gas liquids” as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.) (“CERCLA”), (b) “solid waste” as defined by the federal Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, (h) putrescible materials, (i) infectious materials, (j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.
     Honor Date has the meaning set forth in Section 2.14(c)(i).

     Increase Effective Date has the meaning set forth in Section 2.16(b).
     Indebtedness means, as to any Person at a particular time, all of the following:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) the face amount of all letters of credit (including standby and commercial), banker’s acceptances, Bank Guaranties, surety bonds, and similar instruments issued for the account of such Person, and, without duplication, all drafts drawn and unpaid thereunder;
     (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the marked-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;
     (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than 60 days, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (e) Capital Leases and Synthetic Lease Obligations;
     (f) Off-Balance Sheet Indebtedness; and
     (g) all Guaranty Obligations of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     Indemnified Liabilities has the meaning set forth in Section 10.05.
     Indemnitees has the meaning set forth in Section 10.05.
     Initial Financial Statements means the unaudited consolidated balance sheet of the MLP and its Subsidiaries as at June 30, 2005, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP’s fiscal year then ended.
     Interest Coverage Ratio means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) the sum of (i) Consolidated Interest Charges during such period and (ii) imputed interest charges on Synthetic Leases, of the MLP and its Subsidiaries during such period.
     Interest Payment Date means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar

Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable to such Base Rate Loan.
     Interest Period means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six, nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the scheduled Maturity Date for the applicable Eurodollar Rate Loan.
     Internal Control Event means a material weakness in, or fraud that involves management or other employees who have a significant role in, the MLP’s or the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.
     Investment means, as to any Person, any investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person or (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon, and shall, if made by the transfer or exchange of property other than cash be deemed to have been made in an amount equal to the fair market value of such property.
     IRS means the United States Internal Revenue Service.
     Laws means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority.
     L/C Advance means, with respect to each Revolver Lender, such Revolver Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.
     L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

     L/C Credit Extension means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
     L/C Issuer means any affiliate, unit, or agency of Royal Bank or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Administrative Agent (which shall, at the Borrower’s request, notify the Borrower from time to time of the identity of such other Lender).
     L/C Obligations means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
     Lender has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.
     Lender Hedging Agreement means a Swap Contract between a Company and a Lender Swap Party.
     Lender Swap Party means a Lender or an Affiliate of a Lender party to a Swap Contract with a Company.
     Lending Office means, as to any Lender, the office or offices of such Lender set forth on its Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     Letter of Credit means any standby letter of credit issued hereunder, and shall include all Existing Letters of Credit.
     Letter of Credit Application means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.
     Letter of Credit Expiration Date means the day that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
     Letter of Credit Sublimit means an amount equal to the lesser of (a) the Revolver Commitment and (b) $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolver Commitment.
     Leverage Ratio means, for the MLP and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Debt as of the determination date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.
     Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     Limited Partnership Agreement (Borrower) means the Amended and Restated Agreement of Limited Partnership of the Borrower dated as of November 6, 2002, as the same may be amended, restated or otherwise modified in accordance with Section 7.14.
     Limited Partnership Agreement (MLP) means the First Amended and Restated Agreement of Limited Partnership of the MLP dated as of November 6, 2002, as the same may be amended, restated or otherwise modified in accordance with Section 7.14.
     Loan means an extension of credit by a Lender to the Borrower pursuant to Sections 2.01 or 2.02.
     Loan Documents means this Agreement, each Note, the Master Consent to Assignment, each of the Collateral Documents, the Agent/Arranger Fee Letter, the Engagement Letter, each Committed Loan Notice, each Compliance Certificate, the Guaranties, each Letter of Credit Application, and each other agreement, document or instrument executed and delivered by a Company from time to time in connection with this Agreement and the Notes.
     Loan Party means each of the Borrower, each Guarantor, and each Borrower Affiliate that executes one or more Loan Documents.
     Martin Gas Marine means Martin Gas Marine LLC, a Texas limited liability company.
     Martin Gas Sales means Martin Gas Sales, Inc., a Texas corporation.
     Martin Party means Martin Resource or any Subsidiary of Martin Resource, other than the MLP General Partner, the MLP, the Borrower General Partner, the Borrower and its Subsidiaries.
     Martin Resource means Martin Resource Management Corporation, a Texas corporation.
     Martin Resource Change of Control means (a) a change resulting in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan), other than Martin Resource and the Designated Martin Shareholders, (i) becoming the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 33 1/3% of the total voting power of all classes then outstanding of Martin Resource’s Voting Stock, or (ii) succeeding in having elected, or causing the election or appointment of at least a majority of the members of the Board of Directors of Martin Resource with directors not nominated or appointed by the Designated Martin Shareholders; provided, that, for the purpose of the foregoing definition, a Person shall not be deemed to “beneficially own” securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange, or (b) the 120th day after Ruben S. Martin (or his Successor) or Scott D. Martin (or his Successor) ceases to be President and Chief Executive Officer of Martin Resource if a Successor is not appointed to act as President and Chief Executive Officer of Martin Resource within such 120 day period.
     Master Consent to Assignment means the Master Consent to Assignment, substantially in the form of Exhibit H.
     Matagorda Gathering System means the “Gathering System” as such term is defined in the Matagorda Operating Agreement.

     Matagorda Operating Agreement means the Matagorda Gathering System Ownership and Operating Agreement dated as of December 28, 2000, between Prism Gulf Coast (successor in interest to Prism Gas Systems, Inc.) and Panther.
     Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or the MLP and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Borrower or the MLP to perform its obligations under the Loan Documents to which it is a party, (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower, the MLP, or any other Loan Party of any Loan Document, or (d) a material adverse effect on the ability of the Administrative Agent, the Collateral Agent or the Lenders to enforce its or their remedies under any Loan Document.
     Material Agreements means (a) the agreements set forth on Schedule 1.01(c) hereto, and (b) any other contract material to the business of the MLP or the Borrower to which the Borrower or any Borrower Affiliate is a party if the termination of such contract could be reasonably expected to have a Material Adverse Effect. “Material Agreement” means each of such Material Agreements.
     Maturity Date means (a) the Stated Maturity Date, or (b) such earlier effective date of any other termination, cancellation, or acceleration of all Commitments under this Agreement.
     Maximum Amount and Maximum Rate respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.
     Midstream Business means (a) terminalling and storage services for petroleum products and by-products, (b) natural gas gathering, processing, storage and LPG and natural gas distribution, (c) marine transportation services for petroleum products and by-products, (d) sulfur gathering, processing and distribution, (e) fertilizer manufacturing and marketing and (f) other businesses reasonably related to the foregoing clauses (a) through (e).
     MLP means Martin Midstream Partners L.P., a Delaware limited partnership.
     MLP General Partner means the general partner of the MLP. As of the Closing Date, the general partner of the MLP is Martin Midstream GP LLC, a Delaware limited liability company.
     MLP Security Agreement means the Second Amended and Restated Pledge and Security Agreement executed by the MLP substantially in the form of Exhibit G-2, together with all supplements, amendments and restatements thereof.
     Mortgages means the mortgages, leasehold mortgages, deeds of trust, or similar instruments executed by any of the Loan Parties in favor of the Collateral Agent, for the benefit of the Lenders and the Lender Swap Parties, including without limitation, the Vessel Mortgages, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor, and Mortgage means each of such Mortgages).
     Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

     Net Cash Proceeds means:
     (a) with respect to any Disposition, cash (including all cash received by way of deferred payment as and when received and payment of amounts due under any insurance policy) received by a Company in connection with and as consideration therefor, on or after the date of consummation of such transaction, after (i) deduction of taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys’ fees and closing costs incurred in connection with the consummation of such transaction);
     (b) with respect to any Indebtedness, proceeds of such Indebtedness received by a Company after payment of underwriting discounts and commissions, closing costs, and other out-of-pocket expenses incurred in connection with the issuance of such Indebtedness; and
     (c) with respect to any Equity Issuance, cash received, on or after the date of incurrence of such Equity Issuance, by the MLP from such Equity Issuance after payment of underwriting discounts and commissions, closing costs, and other out-of-pocket expenses incurred by the MLP in connection with such Equity Issuance.
     Non-Defaulting Lender has the meaning set forth in Section 2.12 hereof.
     Non-Offset Agreement means that certain Non-Offset Agreement dated as of December 23, 2003, among the Borrower, the MLP, Martin Operating GP LLC, Martin Midstream GP LLC, Martin Resource and the Subsidiaries of Martin Resource therein named.
     Non-Pledgeable Collateral has the meaning set forth in Section 6.17 hereof.
     Non-Pledging Prism Companies means, collectively, Matagorda Gathering System, Waskom and PIPE.
     Nonrenewal Notice Date has the meaning specified in Section 2.14(b)(iii).
     Notes means the Revolver Notes and the Term Notes, substantially in the form of Exhibit B-1 and B-2, and all renewals or extensions of any part thereof, evidencing the obligation of Borrower to repay the Loans, and “Note” means any one of such promissory notes issued hereunder.
     Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. In addition, all references to the “Obligations” in the Collateral Documents and in Sections 2.13 and 10.09 of this Agreement shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising pursuant to any Lender Hedging Agreement.
     Obligor means the Borrower or any other Person (other than the Administrative Agent, the Collateral Agent, the L/C Issuer or any other Lender) obligated under any Loan Document.

     Off-Balance Sheet Indebtedness of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any sale and leaseback transaction which is not a Capital Lease, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (c) operating leases.
     Omnibus Agreement means the Omnibus Agreement dated as of November 1, 2002, among the MLP, the Borrower, the MLP General Partner, and Martin Resource as amended in accordance with Section 7.14.
     Organization Documents means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.
     Original Credit Agreement has the meaning set forth in the recitals hereof.
     Other Taxes has the meaning specified in Section 3.01(b).
     Outstanding Amount on any date (i) with respect to Committed Loans, means the aggregate outstanding principal amount of all Committed Loans after giving effect to any Committed Borrowings and prepayments or repayments occurring on such date, (ii) with respect to any L/C Obligations, means the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date, and (iii) for purposes of Section 2.11(d) with respect to Obligations under a Lender Hedging Agreement, means the amount then due and payable under such Lender Hedging Agreement.
     Panther means Panther Pipeline, Ltd., a Texas limited partnership.
     Participant has the meaning specified in Section 10.07(d).
     PBGC means the Pension Benefit Guaranty Corporation.
     Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.
     Permitted Joint Venture means any Person (other than a Subsidiary) in which the Borrower owns (including ownership through its Subsidiaries) equity interests representing less than 100% of the total outstanding equity interests of such Person, provided that such Person is engaged only in the businesses that are permitted for the Borrower and its Subsidiaries pursuant to Section 7.10.

     Permitted Joint Venture Indebtedness has the meaning set forth in Section 7.17(a).
     Permitted Joint Venture Liens has the meaning set forth in Section 7.17(a).
     Permitted Liens means Liens permitted under Section 7.01 as described in such Section.
     Person means any natural person, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, company or other entity.
     PESI means Panther Energy Services, Inc., a Texas corporation.
     PIPE means Panther Interstate Pipeline Energy, LLC, a Texas limited liability company, provided however that at such time that no Company owns any direct or indirect equity interest in PIPE, the references to PIPE in this Agreement shall no longer be applicable.
     Plan means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.
     Prism means Prism Gas Systems I, L.P., a Texas limited partnership.
     Prism Acquisition means the acquisition by the Borrower of the Prism Interests pursuant to the Prism Acquisition Documents.
     Prism Acquisition Documents means the Prism Purchase Agreement and each other agreement, document and instrument executed and delivered by the Borrower or any other Obligor and any counterparty thereto in connection with the Borrower’s acquisition of the Prism Interests.
     Prism Gulf Coast means Prism Gulf Coast Systems, L.L.C., a Texas limited liability company, a Subsidiary of the Borrower.
     Prism Interests means the assets and properties (including equity interests) to be acquired by the Borrower pursuant to the Prism Purchase Agreement.
     Prism Matagorda Party means Prism Gulf Coast or any other subsidiary of the Borrower that becomes as an “Owner” under the Matagorda Operating Agreement.
     Prism PIPE Party means Prism Gulf Coast or any other subsidiary of the Borrower that becomes an “Owner” under the Fish Hook Ownership and Operating Agreement.
     Prism Purchase Agreement means the Purchase Agreement dated as of September 6, 2005, between the Borrower and the Prism Seller, with such amendments as may be satisfactory to the Administrative Agent.
     Prism Seller means, collectively, Natural Gas Partners V, L.P., a Delaware limited partnership, Robert E. Dunn, William J. Diehnelt, Gene A. Adams, Philip D. Gettig, Sharon L. Taylor and Scott A. Southard.

     Pro Rata Share means, at any date of determination, for any Lender with respect to a particular Facility, the percentage (carried out to the ninth decimal place) that its Committed Sum for such Facility bears to the Aggregate Committed Sums of all Lenders for such Facility.
     Quarterly Distributions means with respect to the Borrower, the distributions by the Borrower of Available Cash (as defined in the Limited Partnership Agreement (Borrower) as in effect on the Closing Date) or with respect to MLP, the distributions by the MLP of Available Cash (as defined in the Limited Partnership Agreement (MLP) as in effect on the Closing Date).
     Reduction Amount has the meaning set forth in the definition of “Triggering Disposition.”
     Register has the meaning set forth in Section 10.07(c).
     Registered Public Accounting Firm has the meaning specified in the Securities Laws and shall be independent of the MLP and the Borrower as prescribed by the Securities Laws.
     Reinvested means used for Capital Expenditures or Acquisitions in connection with the Midstream Business of a Company or Investments in Persons permitted by Section 7.02.
     Related Parties means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, and advisors of such Person and such Person’s Affiliates.
     Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.
     Reportable Event means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     Request for Credit Extension means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
     Required Lenders means (a) on any date of determination prior to the Maturity Date, those Lenders holding more than 50% of the sum of (i) the Revolver Commitment plus (ii) Outstanding Amount of the Loans under the Term Loan Facility; and (b) on any date of determination on or after the Maturity Date, those Lenders holding more than 50% of the Outstanding Amount of Loans and of L/C Obligations (with the aggregate amount of each Revolver Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     Required Revolver Lenders means (a) on any date of determination prior to the Maturity Date, those Lenders holding more than 50% of the Revolver Commitment; and (b) on any date of determination on or after the Maturity Date, those Lenders holding more than 50% of the Outstanding Amount of the Loans under the Revolver Facility and of L/C Obligations (with the aggregate amount of each Revolver Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolver Lenders.
     Responsible Officer means the president, chief executive officer, chief financial officer, controller, treasurer or assistant treasurer of a Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company, and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     Restricted Payment by a Person means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.
     Returned Capital means, with respect to any Investment, Cash Equivalents received by a Company with respect to such Investment by way of dividend, distribution, repayment of loan or advance, or other return of capital, as the case may be, in each case which amount has been set forth as “Returned Capital” on a certificate of a Responsible Officer of the MLP delivered to the Administrative Agent in connection with such returned capital; provided, that the failure of such Responsible Officer to deliver such certificate to the Administrative Agent shall result in the exclusion of such amount from “Returned Capital.”
     Revolver Commitment means an amount (subject to reduction, increase or cancellation as herein provided) equal to $267,722,857.15.
     Revolver Facility means the credit facility as described in and subject to the limitations set forth in Section 2.01.
     Revolver Lender means, on any date of determination, any Lender that has a Committed Sum under the Revolver Facility or that is owed any Revolver Principal Debt.
     Revolver Note means a promissory note in substantially the form of Exhibit B-1, and all renewals and extensions of all or any part thereof.
     Revolver Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Committed Revolver Loans.
     Rights means rights, remedies, powers, privileges, and benefits.
     Royal Bank means Royal Bank of Canada.
     Same-Day Borrowing has the meaning set forth in Section 2.03(f).
     Sarbanes-Oxley Act means the Sarbanes-Oxley Act of 2002.
     SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder. For purposes of the definition of Internal Control Event, Securities Laws also includes the Sarbanes-Oxley Act.
     Security Agreements means, collectively, the Borrower Security Agreement, the Subsidiary Security Agreements, the MLP Security Agreement and all other security agreements, or similar instruments, executed by any of the Loan Parties in favor of the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefore), and Security Agreement means any one of such Security Agreements.
     Senior Leverage Ratio means, for the MLP and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Secured Funded Debt as of the determination date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.
     Solvent means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) it has sufficient cash flow to enable it to pay its Indebtedness as its matures, and (c) it does not have unreasonably small capital to conduct its businesses.
     Stated Maturity Date means November 9, 2012.
     Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     Subsidiary Security Agreement means each Pledge and Security Agreement, Amended and Restated Pledge and Security Agreement or Second Amended and Restated Pledge and Security Agreement executed by a Subsidiary of the Borrower substantially in the form of Exhibit G-3, together with all supplements, amendments and restatements thereof.
     Successor means any Person approved by the Administrative Agent and the Required Lenders. A Successor shall be approved by the Administrative Agent and the Required Lenders if such Person has adequate industry experience and such approval shall not be unreasonably conditioned, delayed or withheld.
     Swap Contract means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a Master Agreement), including any such obligations or liabilities under any Master Agreement.
     Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).
     Synthetic Lease Obligation means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     Taxes has the meaning set forth in Section 3.01.
     Term Lender means, on any date of determination, any Lender that has a Committed Sum under the Term Loan Facility or that is owed any Term Loan Principal Debt.
     Term Loan Commitment means an amount (subject to reduction or cancellation as herein provided) equal to $67,948,571.43.
     Term Loan Conversion Date means November 10, 2010.
     Term Loan Facility means the credit facility as described in and subject to the limitations set forth in Section 2.02.
     Term Loan Principal Debt means, on any date of determination, the aggregate unpaid principal balance of Committed Term Loans.
     Term Note means a promissory note substantially in the form of Exhibit B-2, and all renewals and extensions of all or any part thereof.
     Threshold Amount at any time means an amount equal to 10% of the book value of Borrower’s and its Subsidiaries’ consolidated assets measured as of the close of the then most recent fiscal quarter end.
     Triggering Disposition means any Disposition (including sales of stock of Subsidiaries) (other than a transfer of assets by the Borrower or any Subsidiary of the Borrower to the Borrower or to a Wholly-Owned Subsidiary of the Borrower) with respect to which the Net Cash Proceeds realized by any Company for such Disposition, when aggregated with the Net Cash Proceeds from all such other Dispositions by all Companies occurring since the Closing Date, equals or exceeds the Threshold Amount. The portion of the Net Cash Proceeds in excess of the Threshold Amount is herein called the “Reduction Amount.” For purposes of the definition of Triggering Disposition and Section 2.04(b)(i), Dispositions shall not include Dispositions permitted by Section 7.07(a) or (b).

     Type means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     U.C.C. means the Uniform Commercial Code, as in effect in the state of New York.
     Unauthorized Assignment means (a) an assignment by a Martin Party to any Person other than another Martin Party of any of its rights or obligations under a Material Agreement if such assignment could reasonably be expected to have a Material Adverse Effect, or (b) a holder of Liens shall foreclose or there shall occur a transfer in lieu of foreclosure or other involuntary transfer of any interests of a Martin Party in a Material Agreement if such foreclosure could reasonably be expected to have a Material Adverse Effect.
     Unfunded Pension Liability means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     Unreimbursed Amount has the meaning set forth in Section 2.14(c)(i).
     U.S. Flag Vessels shall have the meaning set forth in Section 5.21(a).
     U.S. Vessel Mortgage means that certain Second Amended and Restated First Preferred Fleet Mortgage dated as of the date hereof, executed by the Borrower in favor of Royal Bank, as collateral agent, substantially in the form of Exhibit J and as hereafter renewed, extended, amended or restated from time to time, which amends and restates (a) that certain First Preferred Fleet Mortgage dated as of November 6, 2002, executed by the Borrower in favor of Royal Bank, as collateral agent, as supplemented and amended, and (b) that certain First Preferred Fleet Mortgage dated as of November 6, 2002, executed by the Borrower (as the successor-by-merger with Martin Gas Marine LLC) in favor of Royal Bank, as collateral agent, as supplemented and amended.
     Vessel Mortgages means, collectively, the U.S. Vessel Mortgage and any other vessel mortgage now or hereafter executed by any of the Borrower, the MLP, or their Subsidiaries to the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties.
     Vessels means all vessels owned by the Borrower, the MLP, and their Subsidiaries, from time to time, including, without limitation those vessels listed on Schedule 5.21and individually, any of such vessels.
     Voting Stock means the capital stock (or equivalent thereof) of any class or kind, of a Person, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of such Person.
     Waskom means Waskom Gas Processing Company, a Texas general partnership; provided however that at such time that no Company owns any direct or indirect equity interest in Waskom, the references to Waskom in this Agreement shall no longer be applicable.
     Wholly-Owned when used in connection with a Person means any Subsidiary of such Person of which all of the issued and outstanding equity interests (except shares required as directors’ qualifying shares) shall be owned by such Person or one or more of its Wholly-Owned Subsidiaries.

     Section 1.02 Other Interpretive Provisions.
     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
     (b) (i) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
     (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.
     (iii) The term “including” is by way of example and not limitation.
     (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.
     (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.
     Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     Section 1.05 Other. Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement and the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; (c) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (d) any reference herein to any Person shall be construed to include such Person’s successors and assigns.

ARTICLE II.
THE COMMITMENTS AND COMMITTED BORROWINGS
     Section 2.01 Revolver Loans.
     (a) Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Revolver Lender severally, but not jointly, agrees to make loans (each such Loan, a “Committed Revolver Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date (the “Availability Period”), in an aggregate amount not to exceed at any time outstanding the amount of such Revolver Lender’s Pro Rata Share of one or more Committed Borrowings under the Revolver Facility, not to exceed, when aggregated with such Lender’s Pro Rata Share of the Outstanding Amount of the L/C Obligations, such Revolver Lender’s Committed Sum under the Revolver Facility. Such Committed Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, each such Committed Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date.
     (b) Committed Revolver Loans shall be available to Borrower for the purposes set forth in Section 6.12(b); provided, however, Committed Borrowings under the Revolver Facility will be available to fund not more than $5,000,000 in Distribution Loans in any four (4) consecutive fiscal quarters. After giving effect to any Committed Borrowing under the Revolver Facility, the aggregate Outstanding Amount of all Committed Revolver Loans and L/C Obligations under the Revolver Facility shall not exceed the Revolver Commitment then in effect.
     Section 2.02 Term Loan Facility. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Lender severally, but not jointly, agrees to make loans (each such loan, a “Committed Term Loan”) to Borrower in a single disbursement on the Closing Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Pro Rata Share of the Term Loan Commitment. If all or a portion of the Term Loan Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed. Any portion of the Term Loan Commitment that remains undisbursed after the initial disbursement under the Term Loan Facility shall be reduced to zero and cancelled on the date of such initial disbursement.
     Section 2.03 Committed Borrowings, Conversions and Continuations of Loans. (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon, New York, New York time, (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) one Business Day prior to the conversion of Eurodollar Rate Loans to Base Rate Committed Loans, or, except as set forth in clause (f) below with respect to Same-Day Borrowings, one Business Day prior to the requested date of any Committed Borrowing of Base Rate Committed Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by an authorized officer of the Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a

Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Committed Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Committed Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 Noon, New York, New York time (or as set forth in clause (f) below with respect to Same-Day Borrowings), on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Royal Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Committed Borrowing there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second to the Borrower as provided above.
     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.
     (e) After giving effect to all Committed Borrowings, all conversions of Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six (6) Interest Periods in effect at any given time with respect to Committed Loans.
     (f) Notwithstanding anything to the contrary set forth in this Section 2.03, the Borrower may request Committed Borrowings of Committed Revolver Loans bearing interest at the Base Rate, in an aggregate amount not to exceed $7,500,000, on a same-day basis, by delivery of a Committed Loan Notice as set forth in clause (a) above to the Administrative Agent by no later than 11:00 a.m. New York,

New York time (each, a “Same-Day Borrowing”). Following receipt of a Committed Loan Notice with respect to a Same-Day Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office by no later than 2:00 p.m., New York, New York time.
     Section 2.04 Prepayments.
     (a) Optional Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part Committed Loans without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m., New York, New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Such prepayments shall be applied to either the Revolver Facility or the Committed Term Loans as the Borrower shall direct; provided that if no such direction is given, such prepayments shall be applied first to the Committed Term Loans and then to the Revolver Facility. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Prepayments under the Revolver Facility provided for in this Section 2.04(a) shall be applied as follows: (x) first, as a payment of all L/C Borrowings then outstanding, until paid in full, and (y) second, as the Borrower may direct (subject to clause (e) below). Prepayments of Committed Term Loans pursuant to this Section 2.04(a) shall not reduce the payments due pursuant to Sections 2.04(b) or 2.06(a).
     Unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof, any payment or prepayment of Committed Revolver Loans may be reborrowed by the Borrower, subject to the terms and conditions hereof. Prepayments under the Term Loan Facility may not be reborrowed by the Borrower.
     (b) Mandatory Prepayments from Net Cash Proceeds.
     (i) Dispositions. If any portion of the Net Cash Proceeds realized by a Company from any Triggering Disposition (other than a Casualty or Condemnation Disposition) (including any deferred purchase price therefor) has not been Reinvested within one hundred eighty (180) days from the receipt by such Company of such Net Cash Proceeds (including receipt of any deferred payments for any such Triggering Disposition or portion thereof, if and when received), then on or before the first Business Day following such one hundred eightieth (180th) day the Loans shall be prepaid in an amount equal to the portion of the Reduction Amount that is not so Reinvested.
     If any portion of the Net Cash Proceeds realized by a Company from any Casualty or Condemnation Disposition that constitutes a Triggering Disposition has not been Reinvested within one year from the receipt by such Company of such Net Cash Proceeds (including receipt of any deferred payments for any such Triggering Disposition or portion thereof, if and when received), then on or before the first Business Day following such one year period the Loans shall be prepaid in an amount equal to the portion of the Reduction Amount that is not so Reinvested.

     Net Cash Proceeds of a Disposition that equal, when aggregated with Net Cash Proceeds of all Dispositions since the Closing Date, an amount less than the Threshold Amount shall not be required to be used for mandatory prepayments pursuant to this Section 2.04(b)(i).
     Prepayments under this Section 2.04(b)(i) shall be applied first to repayment of the Committed Term Loans, and second to repayment of the Outstanding Amount under the Revolver Facility (except as otherwise provided in clause (iv) below, with a corresponding reduction of the Revolver Commitment in an amount of twenty-five percent (25%) of Net Cash Proceeds from a Triggering Disposition).
     (ii) Debt Issuance. If Net Cash Proceeds in excess of $15,000,000 in the aggregate (“Excess Debt Proceeds”) are received by one or more Companies from the issuance or incurrence of Indebtedness by any Company in one or more transactions after the Closing Date, the Loans shall be prepaid immediately upon receipt of such Excess Debt Proceeds in an amount equal to the amount of such Excess Debt Proceeds. Such payments shall be applied first to repayment of the Committed Term Loans, and second to repayment of the Outstanding Amount under the Revolver Facility (except as otherwise provided in clause (iv) below, with a corresponding reduction of the Revolver Commitment in an amount of twenty-five percent (25%) of such Excess Debt Proceeds).
     (iii) Equity Issuance. Upon receipt by the MLP of Net Cash Proceeds from any Equity Issuance, a prepayment of the Outstanding Amount under the Revolver Facility shall be made in an amount equal to such Net Cash Proceeds (but no corresponding reduction of the Revolver Commitment shall be made).
     (iv) The prepayments under the Revolver Facility provided for in this Section 2.04(b) shall be applied as follows: (A) first, as a payment of all Unreimbursed Amounts then outstanding, until paid in full, and (B) second, as a repayment of Revolver Principal Debt. Notwithstanding anything to the contrary in clauses (i) and (ii) above, in no event shall the Revolver Commitment be permanently reduced below $250,000,000 as a result of mandatory prepayments pursuant to this Section 2.04(b).
     (c) Mandatory Payments/Reductions. If for any reason the Outstanding Amount of all Committed Revolver Loans and L/C Obligations under the Revolver Facility exceeds the Revolver Commitment, the Borrower shall prepay Committed Revolver Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess within three Business Days of such excess occurring.
     (d) Prepayments: Interest/Consequential Loss. All prepayments under this Section 2.04 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts due under Section 3.05.
     (e) Pro Rata Treatment. Each prepayment under this Section 2.04 shall be applied to the Committed Loans of the applicable Lenders in accordance with their respective Pro Rata Shares.
     Section 2.05 Reduction or Termination of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate or permanently reduce the Revolver Commitment to an amount not less than the sum of the Outstanding Amount of the then existing (a) Revolver Principal Debt and (b) L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. New York, New York time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination. Once reduced in accordance with this Section, the Revolver Commitment may not be increased. Any reduction of the Revolver Commitment shall be applied to the Commitment of each Revolver Lender according to its Pro Rata Share. All commitment fees on the portion of the Revolver Commitment so terminated which have accrued to the effective date of any termination of Revolver Commitment shall be paid on the effective date of such termination.
     Section 2.06 Repayment of Loans. On the Term Loan Conversion Date, all Committed Term Loans then outstanding shall convert to Committed Revolver Loans, each Term Lender shall be deemed to be a Revolver Lender, and Schedule 2.01 shall be deemed amended to reflect such conversion. After giving effect to such conversion, the Borrower shall prepay any Committed Revolver Loans outstanding under the Revolver Facility (and pay any amounts required pursuant to Section 3.05) to the extent necessary to keep Committed Revolver Loans ratable with any revised Pro Rata Shares. The Borrower shall repay to the Revolver Lenders on the Maturity Date the aggregate principal amount of all Committed Revolver Loans outstanding on such date.
     Section 2.07 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
     (b) The Borrower shall pay interest on all past due amounts at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on such past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     (d) If the designated rate applicable to any Committed Borrowing exceeds the Maximum Rate, the rate of interest on such Committed Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount of any Committed Loans, or L/C Obligations, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on such Outstanding Amount.
     Section 2.08 Fees.
     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolver Lender (except for any Defaulting Lender) in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Committed Sum with respect to the Revolver Facility exceeds the sum of (i) the Outstanding Amount of Committed Revolver Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Fourth Amendment Effective Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
     (b) Arrangers’ and Agency Fees. The Borrower shall pay certain fees to the Arrangers for their respective accounts in the amounts and at the times specified in the letter agreement, dated November 11, 2009 (the “Engagement Letter”), between the Borrower, the Arrangers, and the other parties thereto. The Borrower shall pay certain fees to the Administrative Agent, for its own account, in the amounts and at the times specified in the letter agreement, dated September 6, 2005 (the “Agent/Arranger Fee Letter”), between the Borrower and the Administrative Agent. The fees referenced in this clause (b) shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.
     (c) Lenders’ Upfront Fee. On the Fourth Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in the agreed amount in accordance with the Engagement Letter. Such upfront fees are for the credit facilities by the applicable Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.
     Section 2.09 Computation of Interest and Fees. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
     Section 2.10 Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender’s Loans may be evidenced by one or more Notes. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.
     Section 2.11 Payments Generally.
     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon, New York, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
     (b) Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     (c) If no Default or Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees, second to accrued interest then due and payable on the Outstanding Amount of Loans and L/C Obligations, and then to the remaining Obligations in the order and manner as Borrower may direct (subject to Sections 2.04(b) and 2.04(e) hereof).
     (d) Unless the Borrower has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment in accordance herewith and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Lenders or the L/C Issuer entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then each Lender and the L/C Issuer, as the case may be, severally agrees to forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or the L/C Issuer, as applicable in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 Noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Committed Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (g) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
     (h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     Section 2.12 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in the L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them, and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Notwithstanding the foregoing, if any Defaulting Lender shall have failed to fund all or any portion of any Committed Revolver Loan or any participation with respect to a Letter of Credit (each such Committed Revolver Loan or participation interest, an “Affected Loan”), each payment by the Borrower hereunder shall be applied first to such Affected Loan and the principal amount and interest with respect to such payment shall be distributed (i) to each Revolver Lender that is not a Defaulting Lender (each, a “Non-Defaulting Lender”) pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders, until the principal amount of all Affected Loans has been repaid in full and (ii) to the extent of any remaining amount of such payment, to each Revolver Lender pro rata in accordance with such Revolver Lender’s Pro Rata Share. Each payment made by the Borrower on account of the interest on any Affected Loans shall be distributed to each Non-Defaulting Lender pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders.
     Section 2.13 Priority of Hedging Obligations. Any amounts received in satisfaction of any Obligations arising under the Loan Documents, including, without limitation, Obligations under this Agreement and any Lender Hedging Agreement, shall rank pari passu in right of payment and shall be used to repay such Obligations on a pro rata basis.
     Section 2.14 Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolver Lenders set forth in this Section 2.14, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolver Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and its Subsidiaries; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolver Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Committed Revolver Loans would exceed the Aggregate Committed Sum under the Revolver Facility, (y) the aggregate Outstanding Amount of the Committed Revolver Loans of any Revolver Lender, plus such Revolver Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Revolver Lender’s Committed Sum under the Revolver Facility, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such

Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; or
     (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer.
     (iii) The L/C Issuer shall not issue any Letter of Credit if:
     (A) subject to Section 2.14(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolver Lenders have approved such expiry date;
     (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolver Lenders have approved such expiry date; or
     (C) such Letter of Credit is in a face amount less than $100,000, or is to be used for a purpose other than as described in Section 6.12 or is denominated in a currency other than Dollars.
     (iv) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York, New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Revolver Lender’s Pro Rata Share times the amount of such Letter of Credit.
     (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Revolver Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if it has received notice on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Revolver Lenders have elected not to permit such renewal or (2) from any Revolver Lender stating that one or more of the applicable conditions specified in Section 4.02 is not then satisfied and directing the L/C Issuer not to permit such renewal. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. If a payment is made by the L/C Issuer under a Letter of Credit the Borrower shall reimburse the L/C Issuer through the Administrative Agent not later than 12:00 noon, New York time, on the date such payment under such Letter of Credit is made (the “Honor Date”), if the Borrower shall have received notice of such payment prior to 10:00 a.m., New York time, on the Honor Date, or if such notice has not been received by the Borrower prior to such time on the Honor Date, then not later than 12:00 noon, New York time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. Any such reimbursement by the Borrower which is made after the Honor Date shall be made together with interest on the amount disbursed from and including the Honor Date until payment in full of such disbursed amount, at a varying rate per annum equal to the then applicable interest rate for Base Rate Loans through the date that payment is due to be made pursuant to this Section, and thereafter, at the Default Rate applicable to Base Rate Loans.
     If the Borrower fails to so reimburse the L/C Issuer by the time required by the terms of this subsection (c)(i), the Administrative Agent shall promptly notify each Revolver Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Revolver Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.14(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Revolver Lender (including the Revolver Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.14(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 2:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.14(c)(iii), each Revolver Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolver Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.14(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolver Lender in satisfaction of its participation obligation under this Section 2.14.
     (iv) Until each Revolver Lender funds its Committed Revolver Loan or L/C Advance pursuant to this Section 2.14(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolver Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
     (v) Each Revolver Lender’s obligation to make Committed Revolver Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.14(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolver Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Revolver Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolver Lender pursuant to the foregoing provisions of this Section 2.14(c) by the time specified in Section 2.14(c)(ii), the L/C Issuer shall be entitled to recover from such Revolver Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolver Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolver Lender such Revolver Lender’s L/C Advance in respect of such payment in accordance with Section 2.14(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Revolver Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.14(c)(i) is required to be returned, each Revolver Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolver Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Committed Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
     (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower.
     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Revolver Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolver Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolver Lenders or the Required Revolver Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.14(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral.
     (i) Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount). The Borrower hereby grants the Collateral Agent, for the benefit of the L/C Issuer and the Revolver Lenders, a Lien on all such cash and deposit accounts at the Administrative Agent and the Collateral Agent.
     (ii) Notwithstanding anything to the contrary contained in this Section 2.14, the L/C Issuer shall not be obligated to issue any Letter of Credit at a time when any Revolver Lender is a Defaulting Lender, unless the L/C Issuer has entered into arrangements satisfactory to it to eliminate the L/C Issuer’s risk with respect to any such Defaulting Lender’s reimbursement obligations hereunder, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the liability with respect to such Letter of Credit. On demand by the L/C Issuer or the Administrative Agent, the Borrowers shall cash collateralize each Defaulting Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations on terms reasonably satisfactory to the Administrative Agent and the L/C Issuer. Any such cash collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the L/C Issuer) for the payment and performance of each Defaulting Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations. Moneys in such account shall be applied by the Administrative Agent to reimburse the L/C Issuer immediately for each Defaulting Lender’s Pro Rata Share of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Borrower or such Defaulting Lender pursuant to the terms of this Section 2.14. Moneys in such account in excess of the Defaulting Lenders’ Pro Rata Share of the Outstanding Amount of all L/C Obligations shall be promptly returned to the Borrower upon the Borrower’s request therefor.
     (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.
     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolver Lender (except for any Defaulting Lender) in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued equal to the product of the Applicable Rate times the actual daily undrawn amount under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily undrawn amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account an annual fronting fee in an amount with respect to each Letter of Credit issued equal to the greater of (i) $500 or (ii) 1/4 of 1% per annum calculated on the daily undrawn face amount thereof. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.
     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
     (l) Reallocation of Participations. On the Term Loan Conversion Date, each Term Lender shall purchase an undivided interest and participation in all existing Letters of Credit in an amount equal to the face amount of such Letters of Credit multiplied by such Lender’s Pro Rata Share under the Revolver Facility (after giving effect to the conversion of Committed Term Loans to Committed Revolver Loans on the Term Loan Conversion Date), and the interest and participation of the other Lenders in such Letters of Credit shall be allocated or reallocated accordingly.
     Section 2.15 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Non-Consenting Lender (as defined below in this Section 2.15), or if any Lender becomes a Defaulting Lender and continues as a Defaulting Lender for more than five (5) Business Days at any time, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower or the assignee shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.01 and 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that (i) the Borrower or the Administrative Agent requests that the Lenders consent to a waiver of any provision of the Loan Documents or agree to any amendment thereto, (ii) such consent or amendment requires the agreement of all of the Lenders in accordance with the terms of Section 10.01 and (iii) at least the Required Lenders have agreed to such consent or amendment, then any Lender that does not agree to such consent or amendment shall be a “Non-Consenting Lender”.

     Section 2.16 Increase in Revolver Commitment.
     (a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request an increase in the Revolver Commitment to an amount, when aggregated with the Term Loan Commitment, not exceeding $375,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000 (or such lesser amount as required for the Aggregate Commitments, as increased hereby, to equal $375,000,000). The Borrower may request that one or more Revolver Lenders agree to increase its or their Committed Sum. In addition, subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Revolver Lenders pursuant to joinder agreements in form and substance satisfactory to the Administrative Agent.
     (b) Effective Date and Allocations. No Revolver Lender’s Committed Sum may be increased without its written agreement to such increase. If the Aggregate Commitments under the Revolver Facility are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (such date, “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall notify the Lenders of the allocation of such increase and the Increase Effective Date.
     (c) Conditions to Effectiveness of Increase. As a condition precedent to each increase, the Borrower shall deliver to the Administrative Agent such Loan Documents (or amendments thereto), in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall request to reflect such increase, together with a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Parties (i) certifying and attaching the resolutions adopted by each such Loan Party approving or consenting to the increased Revolver Commitment, and (ii) in the case of the Borrower and the MLP, certifying that, before and after giving effect to such increased Revolver Commitment, (A) the representations and warranties of the Borrower and the MLP contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists. The Borrower shall prepay any Committed Revolver Loans outstanding under the Revolver Facility on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Revolver Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Revolver Commitment under this Section.
     (d) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     Section 3.01 Taxes.
     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending

Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.
     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.
     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.
     Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     Section 3.03 Inability to Determine Rates. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Required Lenders determine and notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Committed Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
     Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.
     (a) If any Lender determines that as a result of a Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c) utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
     (b) If any Lender determines a Change In Law regarding capital adequacy has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
     (c) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     Section 3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
     (b) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.15; or
     (c) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     Section 3.06 Matters Applicable to all Requests for Compensation.
     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.
     (b) If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     Section 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

ARTICLE IV.
CONDITIONS PRECEDENT TO COMMITTED BORROWINGS
     Section 4.01 Conditions to Initial Credit Extension. The obligation of each Lender to fund its portion of the initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent (other than each item or condition, if any, listed on Schedule 4.01, which items or conditions are hereby permitted to be delivered or satisfied after the Closing Date, but not later than the respective dates for delivery or satisfaction specified on Schedule 4.01 (or such later date as the Administrative Agent shall otherwise permit)):
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by an authorized officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:
     (i) executed counterparts of this Agreement, the Borrower Security Agreement, a Subsidiary Security Agreement executed by each Subsidiary of the Borrower, the MLP Security Agreement, the Master Consent to Assignment, the Guaranties, the U.S. Vessel Mortgage, the Mortgages and all other Collateral Documents required by the Administrative Agent, each dated as of the Closing Date;
     (ii) Notes executed by the Borrower in favor of each Lender requesting such Notes, each in a principal amount equal to such Lender’s Committed Sum, each dated as of the Closing Date;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     (iv) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, and in good standing in the jurisdiction of its organization;
     (v) a certificate signed by a Responsible Officer of the Borrower certifying that (A) the representations and warranties contained in Article V are true and correct in all respects on and as of such date, (B) no Default or Event of Default, and no “Default” or “Event of Default” as defined in the Existing Credit Agreement, has occurred and is continuing as of such date, (C) since December 31, 2004, there has occurred no material adverse change in the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the MLP, the Borrower General Partner or the Borrower and its Subsidiaries, taken as a whole, or on the businesses, assets or liabilities, taken as a whole, acquired by the Borrower pursuant to the Prism Acquisition, (D) there is no litigation, investigation or proceeding known to and affecting the Borrower or any Borrower Affiliate for which the Borrower is required to give notice pursuant to Section 6.03(c) (or, if there is any such litigation, investigation or proceeding, then a notice containing the information required by Section 6.03(c) shall be given concurrently with the delivery of the certificate given pursuant to this clause (v)), (E) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority by or against the Borrower, any Guarantor, the MLP General Partner, or any of their respective properties, that (x) could reasonably be expected to materially and adversely affect the Borrower or any Guarantor, or (y) seeks to affect or pertains to any transaction contemplated hereby or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents, and (F) the Borrower has delivered all documents required to be delivered by it as a condition to the initial Credit Extension hereunder and the Borrower has satisfied all other conditions required to be satisfied by it as a condition to closing;
     (vi) a certificate of a Responsible Officer of the Borrower certifying that (A) the Borrower has received all governmental, shareholder and third party consents and approvals necessary to consummate the Prism Acquisition, which consents and approvals are in full force and effect, (B) all waiting periods have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse condition on the Prism Acquisition or that could seek to threaten the consummation of the Prism Acquisition, and no law or regulation is applicable that could have such effect, (C) the Borrower is, concurrently with the funding of the initial Loans on the Closing Date, consummating the Prism Acquisition in accordance with the terms of the Prism Acquisition Documents, with all material conditions precedent thereto having been satisfied in all material respects by the parties thereto, and the purchase price for the Prism Acquisition is not more than $100,000,000 (excluding acquired working capital, capital expenditures, and fees and expenses associated therewith), (D) no order, decree, judgment, ruling or injunction exists which restrains the consummation of the Prism Acquisition or the transactions contemplated by this Agreement, and (E) there is no pending, or to the knowledge of such Responsible Officer, threatened, action, suit, investigation or proceeding which seeks to restrain or affect the Prism Acquisition, or which, if adversely determined, could materially and adversely affect the MLP, the Borrower, any of their respective Subsidiaries, any of the Prism Interests, or the ability of the Borrower to consummate the Prism Acquisition or perform its obligations under the Prism Acquisition Documents, and (F) to the knowledge of such Responsible Officer, there are no claims against the Prism Interests alleging liability under or responsibility for violation of any Environmental Law, and no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property that constitutes part of the Prism Interests, which could reasonably be expected to materially and adversely affect the MLP, the Borrower, any of their respective Subsidiaries or any of the Prism Interests;
     (vii) a duly completed Compliance Certificate in the form of Exhibit C signed by a Responsible Officer of the Borrower and a Responsible Officer of the MLP demonstrating compliance with Section 7.15 as of the most recent fiscal quarter end, after giving pro forma effect to the Prism Acquisition;
     (viii) a certification from the Borrower’s Chief Financial Officer that each of the MLP and the Borrower is Solvent as of the Closing Date; and
     (b) The Administrative Agent’s receipt of the following, each in form and substance satisfactory to the Administrative Agent:
     (i) copy of the fully executed Prism Purchase Agreement certified as true and correct by a Responsible Officer of Borrower;
     (ii) opinions from (A) Baker Botts L.L.P., counsel to each Loan Party, substantially in the form of Exhibit F hereto, and (B) local counsel to each Loan Party in the States of Arkansas, Louisiana, and Florida with respect to each Mortgage or amendment thereto, executed by a Loan Party;

     (iii) a letter from CT Corporation System, Inc., to accept service of process in the State of New York on behalf of the Borrower and each Guarantor;
     (iv) an evaluation and financial analysis of the Prism Acquisition prepared by a third party consultant reasonably acceptable to the Administrative Agent;
     (v) (A) for last 3 fiscal years, audited financial statements of Prism Gas Systems, Inc., predecessor-in-interest to Prism; (B) financial statements of the MLP on a consolidated basis for the period ended 6/30/05 reflecting Consolidated EBITDA of not less than $36,000,000 after giving pro forma effect to the Prism Acquisition, the acquisition of CF Martin Sulphur L.P. and all other acquisitions during the preceding twelve months; and (C) a five-year financial forecast for the MLP, prepared on a consolidated basis after giving pro forma effect to the Prism Acquisition;
     (vi) an assignment executed by Hibernia National Bank, assigning to the Lenders the Indebtedness owed to it under the Existing Credit Agreement; and
     (vii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require.
     (c) Any fees due and payable at the Closing Date shall have been paid.
     (d) The Borrower shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to, or on, the Closing Date.
     (e) Each Company shall have delivered the following:
     (i) such Lien searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens) or evidence that releases of such other Liens shall be filed contemporaneously with or after the Closing Date;
     (ii) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements or UCC-3 amendment financing statements, or fees associated with the filing of the Mortgages or amendments to Mortgages (or arrangements satisfactory to the Administrative Agent for payment of such amounts shall have been made);
     (iii) evidence that the Collateral Agent has been named as loss payee and mortgagee under all policies of casualty insurance pertaining to the Collateral;
     (iv) certificates evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Collateral Documents, which certificates shall in each case be accompanied by undated stock powers duly executed in blank; and
     (v) evidence that such other actions that have been requested by the Administrative Agent, the Collateral Agent, or the Lenders, in connection with perfection of the first priority Lien created by the Collateral Documents (except to the extent otherwise permitted hereunder), have been taken.

     The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
     Section 4.02 Conditions to all Loans and L/C Credit Extension. The obligation of each Lender to honor any Committed Loan Notice and the obligation of the L/C Issuer to issue any Letter of Credit, is subject to the following conditions precedent:
     (a) The representations and warranties of the Loan Parties contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, including, but not limited to the Collateral Documents, shall be true and correct in all material respects on and as of the date of such Loan is made, continued or converted, as applicable, or such Letter of Credit is issued except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that for purposes of this Section 4.02, the representations and warranties of the Borrower and the MLP contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished by the MLP and the Borrower pursuant to Section 6.01.
     (b) No Default or Event of Default shall exist or would result from such proposed Loan, continuation or conversion, or L/C Credit Extension.
     (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension and, if applicable, a Letter of Credit Application in accordance with the requirements hereof.
     (d) If the proceeds of the Loan will be used to fund in whole or in part an Acquisition or Investment (other than an Investment in an existing Subsidiary, Waskom, PIPE or another Permitted Joint Venture) and the purchase price for such Acquisition or Investment, when aggregated with the purchase price for all other Acquisitions and Investments (other than Investments in existing Subsidiaries, Waskom, PIPE and other Permitted Joint Ventures) made by the Borrower and its Subsidiaries during the twelve-month period ending on the date of such Acquisition or Investment, exceeds an amount equal to five percent (5%) of the book value of the consolidated assets of the Borrower and its Subsidiaries measured as of the close of the most recent fiscal quarter, then the following requirements shall apply: in connection with each such Acquisition or Investment, not less than five (5) Business Days (or such shorter period as may be determined by the Administrative Agent) prior to the closing of such Acquisition or Investment, the Borrower shall (A) in the case of an Investment in equity interests, or an Acquisition of all or substantially all of the assets of a Person or of all or substantially all of the assets of a business unit of a Person, deliver historical financial statements of the acquisition target (which may be unaudited financial statements, so long as such financial statements are otherwise in form and substance reasonably satisfactory to the Administrative Agent), and (B) deliver to the Administrative Agent pro forma financial statements acceptable to the Administrative Agent and a certificate of a Responsible Officer of the Borrower demonstrating pro forma compliance with Section 7.15 as of the closing of such Acquisition or Investment after giving effect thereto and after giving effect to any Indebtedness (including Obligations) incurred in connection therewith.
     Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Each of the Borrower and the MLP, and each Guarantor by its execution of a Guaranty, represents and warrants to the Administrative Agent and the Lenders that after giving effect to the Prism Acquisition:
     Section 5.01 Existence; Qualification and Power; Compliance with Laws. As of the Closing Date, the Borrower is a direct or indirect wholly-owned Subsidiary of the MLP and Martin Resource owns at least 51% of the MLP General Partner. Each of the MLP General Partner, the Borrower General Partner, and each Loan Party (a) is a corporation, partnership or limited liability company organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Each of the MLP, the Borrower, and their Subsidiaries is a citizen of the United States as defined in Section 2 of the Shipping Act of 1916, as amended, entitled to own and operate the Vessels under their respective Certificates of Documentation, which the MLP and the Borrower shall maintain, or cause to be maintained, in full force and effect, and each is duly qualified to engage in coastwise trade.
     Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law relating to such Loan Party.
     Section 5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, except for the filings of mortgages and lien notices in connection with the granting of security interests pursuant to the Collateral Documents, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
     Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
     Section 5.05 Financial Statements; No Material Adverse Effect.
     (a) The Initial Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except for footnotes with respect to unaudited financial statements included therein. The Initial Financial Statements

(i) fairly present the financial condition of the entities therein named and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance in all material respects with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except for footnotes with respect to unaudited financial statements included therein; and (ii) show all material indebtedness and other liabilities, direct or contingent, of the entities therein named and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.
     (b) Since December 31, 2008 there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.
     Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the MLP or the Borrower threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Borrower Affiliate or against any of their properties or revenues which (a) seek to affect or pertain to this Agreement or any other Loan Document, the borrowing of Loans, the use of the proceeds thereof, or the issuance of Letters of Credit hereunder, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     Section 5.07 No Default. Neither the Borrower nor any Borrower Affiliate is in default under or with respect to any Contractual Obligation (including any Material Agreement) which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     Section 5.08 Ownership of Property; Liens. Each Loan Party and its Subsidiaries (i) have valid leasehold interests in all its leased real property and (ii) have good title to all its personal and real property (other than its leased real property) necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. The property of the MLP, the Borrower and their respective Subsidiaries is subject to no Liens, other than Permitted Liens.
     Section 5.09 Environmental Compliance. The MLP and the Borrower have reasonably concluded that (a) there are no claims against the MLP, the Borrower or any of their Subsidiaries alleging potential liability under or responsibility for violation of any Environmental Law except any such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property owned, operated or used the Borrower or any Borrower Affiliate that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation of or by the Borrower or any Borrower Affiliate of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.10 Insurance. The properties of the Borrower and the Borrower Affiliates are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the Borrower Affiliates operate.

     Section 5.11 Taxes. The Borrower and the Borrower Affiliates have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower Affiliate or any of their respective Subsidiaries that would, if made, have a Material Adverse Effect.
     Section 5.12 ERISA Compliance. The representations and warranties set forth in this Section 5.12 shall apply only if the Borrower or an ERISA Affiliate establishes a Plan.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and nothing has occurred which would prevent, or cause the loss of, such qualification, except to the extent that nonqualification could not reasonably be expected to have a Material Adverse Effect. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect.
     (b) There are no pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. Neither the MLP nor the Borrower nor any ERISA Affiliate has engaged in or permitted to occur and no other party has engaged in or permitted to occur any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that (when aggregated with any other Unfunded Pension Liability) has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.
     Section 5.13 Subsidiaries and other Investments. As of the Closing Date the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and has no equity investment in any other corporation or other entity other than those specifically disclosed in Schedule 5.13. The MLP has no Subsidiaries other than the Borrower, the Borrower General Partner, and the Borrower’s Subsidiaries.
     Section 5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act; Use of Proceeds.
     (a) Neither the Borrower nor any Borrower Affiliate is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Committed Borrowing or drawing under each Letter of Credit, margin stock constitutes less than 25% of the value of those assets of each Loan Party which are subject to any limitation on a sale, pledge, or other restrictions hereunder.

     (b) None of the Borrower, any Borrower Affiliate, any Person controlling the Borrower or any Borrower Affiliate, or any Subsidiary thereof (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     (c) The Borrower will use all proceeds of Credit Extensions in the manner set forth in Section 6.12.
     Section 5.15 Disclosure. All material factual information hereto furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, as modified or supplemented by other information so furnished, is true and accurate in all material respects, and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. All estimates and projections delivered to the Administrative Agent or any Lender were based upon information that was available at the time such estimates or projections were prepared and believed to be correct and upon assumptions believed to be reasonable.
     Section 5.16 Labor Matters. There are no actual or threatened strikes, labor disputes, slowdowns, walkouts, or other concerted interruptions of the MLP’s, the Borrower’s, or any of their Subsidiaries’ operations that could reasonably be expected to have a Material Adverse Effect.
     Section 5.17 Compliance with Laws. Neither the Borrower nor any Borrower Affiliate is in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Borrower Affiliate has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which non-compliance could not reasonably be expected to have a Material Adverse Effect.
     Section 5.18 Third Party Approvals. Except for consents obtained prior to the Closing Date and as set forth on Schedule 5.18, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any party that is not a party to this Agreement is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
     Section 5.19 Solvency. Neither the Borrower and its Subsidiaries on a consolidated basis nor the MLP and its Subsidiaries on a consolidated basis are “insolvent” as such term is used and defined in (i) the United States Bankruptcy Code or (ii) the New York Uniform Fraudulent Conveyance Act.
     Section 5.20 Collateral.
     (a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Lenders and the Lender Swap Parties, a legal, valid and enforceable first priority security interest in all right, title and interest of each Company in the Collateral described therein, except as otherwise permitted hereunder; and the Collateral Agent is authorized to file financing statements in the offices in all of the jurisdictions listed in the schedule to all Security Agreements and Mortgages.
     (b) None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any Borrower Affiliate is a party or by which the Borrower or any Borrower Affiliate or the property of the Borrower or any Borrower Affiliate is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on material assets evidenced and created by any of the Loan Documents.

     Section 5.21 Concerning the Vessels.
     (a) Schedule 5.21 sets forth a true and correct list describing each of the Vessels owned on the Closing Date by the Borrower, the MLP, and their Subsidiaries and correctly sets forth whether each such Vessel is owned by the Borrower, the MLP, or one of their Subsidiaries. Each Vessel has been appropriately registered under the laws of its jurisdiction of registration, including, with respect to each Vessel shown on Schedule 5.21 hereof, the laws of the United States of America (the “U.S. Flag Vessels”), and as of the Closing Date except as disclosed to the Lenders in writing, none of the Borrower, the MLP, or any of their Subsidiaries own any Vessels registered under the laws of the United States of America other than the U.S. Flag Vessels.
     (b) Each Vessel complies with all applicable maritime laws and regulations, including, with respect to each U.S. Flag Vessel, all applicable requirements of the Shipping Act of 1916, as amended and in effect, and all applicable regulations thereunder and all applicable requirements of the maritime laws of the United States of America and all applicable regulations thereunder except in such instances in which the failure to comply therewith could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. Each of the Borrower, the MLP, and their Subsidiaries is a citizen of the United States for purposes of operating each of the U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. Each bareboat or demise charterer of each of the U.S. Flag Vessels operated in the coastwise trade of the United States (i) is a citizen of the United States for purposes of operating and maintaining such U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder or (ii) is in compliance with the citizenship requirements set forth in 46 App. U.S.C.A. Section 883-1. Each of the U.S. Flag Vessels in operation is covered by a valid Coast Guard Certificate of Inspection, has a load line certificate, and is classed by the American Bureau of Shipping (or any other classification society or societies satisfactory to the Administrative Agent and the Lenders). Each U.S. Flag Vessel operated and maintained as a vessel in the coastwise trade of the United States is so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder, and all other U.S. Flag Vessels if operated and maintained in the coastwise trade would be eligible to be so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. In addition to the information regarding U.S. Flag Vessels, Schedule 5.21 sets forth a list of all other Vessels owned by the Borrower, the MLP, and their Subsidiaries.
     (c) Each Vessel subject to a Vessel Mortgage is covered by hull and machinery, protection and indemnity, war risk, loss of earnings and excess liability insurance in accordance with the requirements of such Vessel Mortgage.
     Section 5.22 Intellectual Property; Licenses, etc. Each Loan Party owns, or possesses the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of its business. To the knowledge of each Loan Party, no such intellectual property infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Borrower and the MLP shall, and shall cause each of their Subsidiaries to:
     Section 6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
     (a) as soon as available, but in any event within ninety (90) days (or such shorter time as required to be filed with the SEC) after the end of each fiscal year of the MLP, consolidated balance sheets of the MLP and its Subsidiaries as at the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year of the MLP, if any, all in reasonable detail, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders (the preceding may be in the form of the MLP’s annual report filed on Form 10-K with the SEC; December 31 is the fiscal year end of the MLP and the Borrower);
     (b) as soon as available, but in any event within forty-five (45) days (or such shorter time as required to be filed with the SEC) after the end of each of the first three fiscal quarters of each fiscal year of the MLP, an unaudited consolidated balance sheet of the MLP and its Subsidiaries as at the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year of the MLP, and the corresponding portion of the previous fiscal year of the MLP, all in reasonable detail (the preceding may be in the form of the MLP’s quarterly report filed on Form 10-Q with the SEC) and certified by a Responsible Officer of the MLP as fairly presenting the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
     (c) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Waskom and its Subsidiaries, consolidated balance sheets of Waskom and its Subsidiaries as at the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year of Waskom and its Subsidiaries, if any, all in reasonable detail, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP; and
     (d) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Waskom and its Subsidiaries, an unaudited consolidated balance sheet of Waskom and its Subsidiaries as at the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of Waskom’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year of Waskom and its Subsidiaries, and the corresponding portion of the previous fiscal year of Waskom, all in reasonable detail and certified by a Responsible Officer of the MLP as fairly presenting in all material respects the financial condition, results of operations and cash flows of Waskom and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, at the expense of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate in form of Exhibit C signed by a Responsible Officer of the Borrower who is a senior financial officer and responsible for regulatory reporting and filing and a Responsible Officer of the MLP;
     (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or written communication sent to the equity owners of the MLP, and copies of all annual, regular, periodic and special reports and registration statements which the MLP may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (c) promptly after execution thereof, copies of Material Agreements and any material amendment thereto;
     (d) annually, together with the items delivered pursuant to Section 6.01(a) herein, projections of operations for the year commencing the preceding January 1 for the MLP and its Subsidiaries based upon information that is then currently available and believed to be correct in good faith and upon assumptions believed to be reasonable;
     (e) all agreements, documents, instruments, or other items listed on Schedule 4.01 on or prior to the date specified for delivery thereof on Schedule 4.01 (or such later date as the Administrative Agent shall otherwise permit); and
     (f) promptly, such additional information regarding the business, financial or company affairs of any Loan Party as the Administrative Agent, at the request of any Lender, may from time to time reasonably request, which information may include copies of any detailed audit reports, if any, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them.
     Section 6.03 Notices. Promptly notify the Administrative Agent and each Lender within ten (10) days of an officer of a Borrower Affiliate having knowledge of any of the following:
     (a) of the occurrence of any Default or Event of Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any litigation, investigation by or required by a Governmental Authority, proceeding or suspension of licenses or permits between any Loan Party and any Governmental Authority; (iii) any dispute, litigation, investigation or proceeding involving any Loan Party related to any Environmental Law;

     (c) of any litigation, investigation or proceeding and affecting the Borrower or any Borrower Affiliate in which (i) the amount involved exceeds (individually or collectively) $5,000,000, or (ii) injunctive relief or other relief is sought, which could be reasonably expected to have a Material Adverse Effect;
     (d) of any material change in accounting policies or financial reporting practices by the Borrower or the MLP; and
     (e) the occurrence of an Internal Control Event.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.
     Section 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except, in the case of clauses (a) or (b), where (x) the validity thereof are being contested in good faith by appropriate proceedings and (y) adequate reserves in accordance with GAAP are being maintained by the appropriate Loan Party.
     Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Sections 7.06 and 7.07, and (b) take all action to maintain all rights, privileges, permits, licenses and franchises material to the conduct of its business, except in a transaction permitted by Sections 7.06 and 7.07.
     Section 6.06 Maintenance of Assets and Business. (a) Maintain all material properties, equipment, licenses, permits, and franchises necessary for its normal business; (b) keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; (c) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the operation of its business in compliance with applicable Law, except where the failure to so maintain, renew, extend, or continue in effect could not reasonably be expected to have a Material Adverse Effect; (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (e) use the standard of care typical in the industry in the operation and maintenance of its facilities.
     Section 6.07 Maintenance of Insurance. Maintain with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is satisfactory to the Administrative Agent and the Required Lenders and will (a) furnish to the Administrative Agent, promptly after the Administrative Agent’s request therefor, a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Collateral Agent is listed as sole loss payee on property insurance and the Administrative Agent, the Collateral Agent and Lenders are additional insureds on liability insurance, and (b) upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer of the Borrower setting forth the nature and extent of all insurance maintained in accordance with this Section.

     Section 6.08 Compliance with Laws and Contractual Obligations. (a) Comply with the requirements of all Laws (including Environmental Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations, except where the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect; and (c) comply with the rules and requirements of any classification society in which any Vessel is classed except where the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.
     Section 6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.
     Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
     Section 6.11 Compliance with ERISA. With respect to each Plan maintained by a Company, do each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412 of the Code, except to the extent that noncompliance, with respect to each event listed above, could not be reasonably expected to have a Material Adverse Effect.
     Section 6.12 Use of Proceeds.
     (a) Use the proceeds of the Term Loan Facility to (i) refinance Indebtedness of the Borrower under the Existing Credit Agreement and to pay fees, costs and expenses associated with the closing under this Agreement and, (ii) to finance the acquisition of the Prism Interests and the related transaction fees and expenses associated therewith;
     (b) Use of the proceeds of the Revolver Facility (i) to finance Investments, Acquisitions and Capital Expenditures by the Borrower and its Subsidiaries, subject to compliance with this Agreement, including Sections 7.02, 7.10 and 7.16, (ii) to refinance Indebtedness of the Borrower under the Existing Credit Agreement, (iii) for the issuances of Letters of Credit, (iv) to fund working capital and general partnership and corporate requirements of the Borrower and its Subsidiaries, including without limitation, payments to Martin Resource pursuant to the Omnibus Agreement for reimbursement of expenses and corporate overhead, (v) to fund Quarterly Distributions to the extent permitted by Sections 2.01(b) and 7.08(b) and (c), and (vi) to pay fees, costs and expenses associated with the closing under this Agreement.

     Section 6.13 Material Agreements. Enforce the obligations of the Martin Parties contained in the indemnification provisions of the Omnibus Agreement, and enforce all other obligations of the Martin Parties contained in the Material Agreements to the same extent as they would enforce similar obligations of unrelated third parties.
     Section 6.14 Concerning the Vessels. At all times (i) operate each Vessel in compliance in all respects with all applicable governmental rules, regulations and requirements pertaining to such Vessels (including, without limitation, all requirements of the Shipping Act of 1916, as amended and in effect, applicable to each U.S. Flag Vessel) and, to the extent required to be classed, in compliance in all respects with all rules, regulations and requirements of the applicable classification society except in such instances in which the failure to so operate could not reasonably be expected to have a Material Adverse Effect, (ii) maintain and assure that each demise or bareboat charterer of the U.S. Flag Vessels operated and maintained in the coastwise trade of the United States shall maintain, as required, its citizenship of the United States for purposes of operating each of the U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder or the citizenship requirements set forth in 46 App. U.S.C.A. Section 883, (iii) upon request of the Administrative Agent, furnish to the Administrative Agent the certificate of each classification society covering each of the U.S. Flag Vessels, and (iv) keep each U.S. Flag Vessel registered under the laws of the United States and each Vessel (other than a U.S. Flag Vessel) flagged under the laws of another jurisdiction and shall maintain in full force and effect the Coast Guard Certificate of Inspection (or the equivalent for any Vessel registered under the laws of another jurisdiction) of each Vessel that is in operation and which requires such a certificate and furnish to the Administrative Agent copies of all renewals and extensions thereof.
     Section 6.15 Guaranties and other Collateral Documents. As an inducement to the Administrative Agent and Lenders to enter into this Agreement, cause each Subsidiary of the Borrower, the MLP and each Subsidiary of the MLP (other than the Borrower) to execute and deliver to the Administrative Agent a Guaranty, each substantially in the form and upon the terms of Exhibit E-1 and Exhibit E-2, respectively, providing for the guaranty of payment and performance of the Obligations, and a Subsidiary Security Agreement. In addition, at the time of the formation or acquisition of any Subsidiary or at such later time as may be permitted pursuant to Section 6.17(a)(vi), cause such Subsidiary to execute and deliver to the Administrative Agent (a) a Guaranty substantially in the form and upon the terms of Exhibit E-1, providing for the guaranty of payment and performance of the Obligations, (b) Collateral Documents (including a Subsidiary Security Agreement) in form and substance satisfactory to the Administrative Agent creating liens and security interests in all assets and properties of such Subsidiary and in the equity interests in such Subsidiary in accordance with Section 6.17, and (c) certified copies of such Subsidiary’s Organization Documents and opinions of counsel with respect to such Subsidiary, such Guaranty and such Collateral Documents, in substantially the form of Exhibit F hereto, and (d) such other documents and instruments as may be required with respect to such Subsidiary pursuant to Section 6.17; provided, however, that a Foreign Subsidiary shall not be required to execute a Guaranty if the execution of such Guaranty would have an adverse tax effect on the Companies.
     Section 6.16 Company Identity. The MLP and the Borrower shall do or cause to be done (or refrain from doing or causing to be done, as the case may be) all things necessary to ensure that the separate legal identity of the Borrower and the MLP and, except as permitted by Section 7.06, each of their respective Subsidiaries will at all times be respected and that none of the Borrower, the MLP, or any of their Subsidiaries will be liable for any obligations, contractual or otherwise, of the MLP General Partner, Martin Resource or any other entity in which the MLP General Partner or Martin Resource owns any equity interest, except as permitted by Sections 5.13 and 7.02. Without limiting the foregoing, the MLP and the Borrower will, and will cause each of their respective Subsidiaries to, (a) observe all requirements, procedures and formalities necessary or advisable in order that the MLP, the Borrower and each of their respective Subsidiaries will for all purposes be considered validly existing Persons separate and distinct from the MLP General Partner, Martin Resource and their other subsidiaries, (b) not permit any commingling of the assets of the MLP General Partner, Martin Resource or any of their other Subsidiaries with assets of the MLP, the Borrower or any of their respective Subsidiaries which would prevent the assets of the MLP General Partner, Martin Resource or any of their other Subsidiaries from being readily distinguished from the assets of the MLP, the Borrower, and their respective Subsidiaries, and (c) take reasonable and customary actions to ensure that creditors of the MLP General Partner, Martin Resource, and their other Subsidiaries are aware that each such Person is an entity separate and distinct from the MLP, the Borrower, and their respective Subsidiaries.
     Section 6.17 Further Assurances; Additional Collateral. (a) The Borrower and the MLP shall, and shall cause each Subsidiary of the Borrower and the MLP to, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall request pursuant to this Section 6.17(a) to ensure that the Collateral Agent, on behalf of the Lenders, shall, at all times, have currently effective duly executed Loan Documents granting Liens and security interests in substantially all of the (x) material Vessels and material Fixed Assets, (y) accounts receivable, inventory, equipment, general intangibles, and deposit accounts, and (z) other material assets and properties of the MLP, the Borrower, and their Subsidiaries, including all capital stock, partnership, joint venture, membership interests, or other equity interests; provided that,
     (i) general partnership interests in the Borrower shall not be pledged by the Borrower General Partner until (A) such time as the Borrower General Partner Organization Documents no longer prohibit the Borrower General Partner from granting a Lien and security interest in the general partnership interests of the Borrower and (B) such pledge shall not result in any material adverse tax consequences to the MLP or its Subsidiaries;
     (ii) the grant of a Lien on the equity of and assets acquired by the Harrison, Woods and Olin Joint Venture shall not be required;
     (iii) the grant of a Lien on the assets described on Schedule 6.17 shall not be required until such time as indicated on Schedule 6.17;
     (iv) if the grant of a Lien on (A) any specific lease, contract right, governmental license or approval or similar property (it being understood by the parties hereto that equity interests in Persons are not included in this clause (A)) or (B) subject to the Administrative Agent’s consent, any property acquired by an Obligor after the Closing Date (the property described in this clause (iv) is herein referred to collectively as the “Non-Pledgeable Collateral”) is expressly prohibited by, or would cause a default under or termination, avoidance or forfeiture of, any lease, contract, agreement, license or Law to which the MLP, the Borrower, or any of their Subsidiaries is a party or is subject, then the Loan Parties shall not be required to grant a Lien to the Collateral Agent on such Non-Pledgeable Collateral for so long as such grant is prohibited or would result in such default; provided that, that upon the request of the Administrative Agent, the Loan Parties agree to use commercially reasonable efforts to obtain any consents, authorizations, waivers, or other approvals that may be required in order to grant a Lien on Non-Pledgeable Collateral specifically requested by the Administrative Agent. Notwithstanding anything to the contrary set forth herein, no lease, contract or license between (x) the MLP, the Borrower or any of their Subsidiaries and (y) Martin Resource or any of its Subsidiaries shall prohibit a Lien in favor of, or foreclosure by, the Collateral Agent thereon;

     (v) the Borrower shall not be required to grant a Lien on equity interests in a Foreign Subsidiary, and a Foreign Subsidiary of a Company shall not be required to grant Liens on its assets, to the extent that the granting of such Liens would have an adverse tax effect on the Companies; and
     (vi) in the case of acquisition of property by a Company after the Closing Date, upon request made by the Borrower, the Administrative Agent may extend the time period for compliance with this Section 6.17 and with Section 6.15 for a period of up to forty-five (45) days after the date of such acquisition.
     (b) In connection with the actions required pursuant to this Section 6.17, the Borrower and the MLP shall, and shall cause each Subsidiary of the Borrower and the MLP to, execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, title opinions, title insurance and other documents, and shall use commercially reasonable efforts to obtain landlord and mortgagee waivers and third party consents, as shall be reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.
     (c) The Liens required by this Section 6.17 shall be perfected Liens in favor of the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties, subject in priority to no other Liens except Permitted Liens of the type described in Section 7.01 (other than
Section 7.01(h) and, in the case of the Vessels and other fixed assets required to be pledged pursuant to Section 6.17(a)(i), other than Section 7.01(b), (h), (i), (j), and (k)).
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the MLP and the Borrower agree that they shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:
     Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the Closing Date and listed on Schedule 7.01, and any renewals or extensions thereof, provided, that the amount of the Indebtedness secured thereby is not increased, and any of the Indebtedness thereby secured is permitted by Section 7.04(e);
     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which (i) are described in any title policy delivered with respect to the Collateral, or (ii) do not materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) judgment Liens not giving rise to an Event of Default;
     (i) any Lien existing on any asset (other than stock of a Subsidiary) prior to acquisition thereof by the Borrower or a Subsidiary, and not created in contemplation of such acquisition, provided that (i) no such Lien shall be extended to cover property other than the asset being acquired, and (ii) the Indebtedness thereby secured is permitted by Section 7.04(e);
     (j) Liens securing Capital Lease obligations, provided that the Indebtedness in respect of such Capital Lease is permitted under
Section 7.04(e);
     (k) Purchase money Liens upon or in any property acquired by Borrower or any of its Subsidiaries to secure the deferred portion of the purchase price of such property or to secure Indebtedness incurred to finance the acquisition of such property and refinancings, renewals, and extensions of such Liens, provided that (i) no such Lien shall be extended to cover property other than the property being acquired, and (ii) the Indebtedness thereby secured is permitted by Section 7.04(e);
     (l) Liens reserved in or exercisable under any lease or sublease permitted under Section 7.05 to which the Borrower or a Subsidiary is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease; provided, that the rent under such lease or sublease is not then overdue for a period of thirty (30) days;
     (m) any interest or title of a lessor under any lease permitted under Section 7.05 entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;
     (n) Liens, incurred in the ordinary course of business in connection with margin requirements under Swap Contracts, on cash and cash equivalents not to exceed in value in the aggregate $250,000 at any time outstanding;
     (o) interests of lessees in leases under which such Person is a lessor, provided such leaseholds are otherwise not prohibited by the terms of this Agreement;
     (p) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the MLP or any Subsidiary on deposit with or in possession of such bank;
     (q) Liens represented by the escrow of cash or Cash Equivalents, and the earnings thereon, securing the obligations of the Borrower or any of its Subsidiaries under any agreement to acquire, or pursuant to which it acquired property, securing the obligations of the Borrower or any of its Subsidiaries to the seller of such property under any agreement pursuant to which the Borrower or any of its Subsidiaries may acquire such property;

     (r) Liens on Non-Pledgeable Collateral acquired after the Closing Date, provided that the Indebtedness thereby secured is permitted by Section 7.04(e);
     (s) Liens in favor of Panther, in its capacity as the operator of the Matagorda Gathering System (or any successor operator) pursuant to Article VI of the Matagorda Operating Agreement securing the obligations of the Prism Matagorda Party to make payments to such operator under the Matagorda Operating Agreement, provided that the Prism Matagorda Party is in compliance with its obligations so secured;
     (t) Liens in favor of Panther, in its capacity as the manager of the Fish Hook Gathering System (or any successor manager), pursuant to Article VI of the Fish Hook Ownership and Operating Agreement and securing the obligations of the Prism PIPE Party to make payments to such manager under the Fish Hook Ownership and Operating Agreement; provided that the Prism PIPE Party is in compliance with its obligations so secured; and
     (u) Liens reserved in customary oil, gas and/or mineral leases for royalties, bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, to the extent that (i) any such Lien referred to in this clause (u) does not materially impair the use or value of the property subject to such Lien for the purposes for which such property is held, and (ii) in the case of customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements, the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the applicable Company do not exceed, at any time outstanding, the amount owing by such Company, for ninety (90) days’ billed operating expenses or other expenditures attributable to such entity’s interest in the property covered thereby.
     Section 7.02 Investments and Acquisitions.
     (a) Make any Investments, except:
     (i) Investments by the Borrower and its Subsidiaries existing on the Fourth Amendment Effective Date in Waskom and PIPE, and Investments by the Borrower and its Subsidiaries in such entities after the Fourth Amendment Effective Date, provided that (A) such entities continue to be Permitted Joint Ventures, (B) no Investment in either of such entities shall be made after the Fourth Amendment Effective Date at a time when such entity is subject to a Bankruptcy Event, and (C) such Investments shall be subject to Section 7.02(a)(ix)(C);
     (ii) cash or Cash Equivalents;
     (iii) Investments constituting Indebtedness permitted under Section 7.04;
     (iv) Investments by the MLP in the Borrower;
     (v) Investments by the Borrower and its Subsidiaries in a wholly-owned Subsidiary of the Borrower; and any Investment by the Borrower and its Subsidiaries in a Person that becomes a wholly-owned Subsidiary of the Borrower as a result of such Investment provided that the Borrower is in compliance with Section 6.15;

     (vi) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business;
     (vii) Investments received in satisfaction or partial satisfaction of accounts receivable from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (viii) Guaranty Obligations permitted by Section 7.04;
     (ix) Investments by the Borrower and its Subsidiaries in Permitted Joint Ventures other than Waskom and PIPE, provided that:
     (A) the Borrower shall be in pro forma compliance with the covenants set forth in this Section 7.02 and Section 7.15 at the time that such Investment is made;
     (B) at all times during which any Investments permitted by this clause (B) are outstanding, the book value of Collateral in which the Administrative Agent has a Lien in accordance with Section 7.17 shall not be less than 50% of the book value of the total assets of the MLP and its Subsidiaries (calculated on a pro forma basis based on the book value as of the close of the most recent fiscal quarter and taking into account on a pro forma basis all Investments made since such quarter-end);
     (C) at the time such Investment is made, the aggregate outstanding amount of Investments in Permitted Joint Ventures made after the Fourth Amendment Effective Date, as such amount may be reduced by any Returned Capital with respect to prior Investments in Permitted Joint Ventures, shall not exceed $15,000,000; and
     (D) the Borrower shall deliver to the Administrative Agent at the time such Investment is made a certificate demonstrating compliance with this Section 7.02(a)(ix) and Section 7.02(b); and
     (x) Investments by the Borrower and its Subsidiaries (other than Investments referenced in clauses (i) through (ix) above) in an aggregate amount not to exceed $1,000,000; or
     (b) make any Acquisitions or Investments resulting in ownership of assets located outside the United States or equity interests in any Person that is not a Domestic Person, unless (i) such Acquisitions or Investments constitute Foreign Investments and (ii) the aggregate amount of such Foreign Investments does not exceed $30,000,000 in the aggregate at any time outstanding; or
     (c) make an Investment that is opposed by the board of directors or similar governing entity of the Person in which the Investment is made.
     Section 7.03 Hedging Agreements. Enter into any Swap Contracts other than in the ordinary course of business for the purpose of protecting against fluctuations in interest rates, commodity prices, or foreign exchange rates and not for purposes of speculation, provided that the Swap Contract shall not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

     Section 7.04 Indebtedness. Create, incur, or assume any Indebtedness, except:
     (a) Indebtedness incurred pursuant to the Loan Documents;
     (b) Indebtedness owed by a Subsidiary to the Borrower or to a Wholly-Owned Subsidiary that is a Guarantor or by the Borrower to a Wholly-Owned Subsidiary that is a Guarantor, provided, that, to the extent such Indebtedness is evidenced by a promissory note, such note shall be pledged to secure the Obligations and is in the possession of the Collateral Agent;
     (c) obligations (contingent or otherwise) of the Borrower, the MLP or any Subsidiary existing or arising under any Swap Contract to the extent permitted by Section 7.03;
     (d) unsecured Indebtedness of the Borrower and the MLP, and any guarantees thereof by the Borrower or a Guarantor, provided that such Indebtedness shall bear a market rate of interest, shall not require any scheduled payment of principal earlier than May 15, 2013, shall not contain covenants, mandatory prepayment events, or events of default that are more restrictive than those herein set forth (except as otherwise reasonably satisfactory to the Administrative Agent), and the Net Cash Proceeds thereof shall be used to prepay Loans to the extent required under Section 2.04(b)(ii);
     (e) other Indebtedness of the MLP, the Borrower and their respective Subsidiaries not to exceed $30,000,000 in aggregate principal amount outstanding at any time;
provided, that notwithstanding anything to the contrary set forth in clauses (a) through (e) above, (x) if any Indebtedness is incurred pursuant to this Section 7.04, both before and after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist; (y) none of Prism, any of its Subsidiaries, or any other Subsidiary of the Borrower that owns any equity or other interest in the Non-Pledging Prism Companies shall be permitted to incur any Indebtedness of the type described in clause (e) above unless and until the Collateral Agent has a Lien on all material assets of the Non-Pledging Prism Companies to secure the Obligations in accordance with Section 6.17; and (z) none of Prism, any of its Subsidiaries, or any other Subsidiary of the Borrower that owns any equity or other interest in the Harrison, Woods and Olin Joint Venture shall be permitted to incur any Indebtedness of the type described in clause (e) above unless and until the Collateral Agent has a Lien on all material assets of the Harrison, Woods and Olin Joint Venture to secure the Obligations in accordance with Section 6.17.
     Section 7.05 Lease Obligations. Create or suffer to exist any obligations for the payment of rent by such Person as lessee for any property under lease or agreement to lease (other than those constituting Synthetic Lease Obligations or Capital Leases), except for operating leases entered into or assumed by the Borrower or any Subsidiary in the ordinary course of business, provided that, such operating leases will not require the payment of an aggregate amount of annual payments in excess of $15,000,000.
     Section 7.06 Fundamental Changes. Merge or consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:
     (a) any Person may merge into the Borrower, provided, that the Borrower is the surviving entity and the requirements set forth in Section 7.02 are satisfied;

     (b) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person, and provided further that when any Guarantor is merging with another Subsidiary, a Guarantor shall be the continuing or surviving Person;
     (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that (i) if the transferor in such a transaction is a Wholly-Owned Subsidiary, then the transferee must also be the Borrower or a Wholly-Owned Subsidiary and provided further that (ii) if the transferor in such a transaction is a Guarantor, then the transferee must be the Borrower or a Guarantor;
     (d) any Person (other than the Borrower or a Subsidiary of the Borrower) may merge into any Subsidiary provided that such Subsidiary is the surviving entity and the requirements set forth in Section 7.02 are satisfied; and
     (e) the Borrower and each Subsidiary may make Dispositions permitted by Section 7.07.
     Section 7.07 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     (a) Dispositions by the Borrower or its Subsidiaries of inventory or obsolete equipment in the ordinary course of business;
     (b) Dispositions by any Subsidiary to the Borrower, or by any Subsidiary or by the Borrower to a Wholly-Owned Subsidiary that is a Guarantor;
     (c) Dispositions for fair market value in an aggregate amount not to exceed $25,000,000 in any fiscal year, so long as, (x) no Default or Event of Default then exists or arises as a result thereof, (y) if a prepayment is required by Section 2.04(b)(i), the Borrower shall make such prepayment in accordance with such Section, and (z) if the fair market value of any Disposition exceeds $5,000,000, then Cash Equivalents comprise at least seventy-five percent (75%) of the consideration received by the applicable Company in connection therewith; and
     (d) Dispositions resulting from damage to, or loss or destruction of, any property or other event resulting in payments made to any Loan Party under an insurance policy or as a result of any condemnation or vessel condemnation, provided, that the Borrower is in compliance with Section 2.04(b)(i).
     Section 7.08 Restricted Payments; Distributions and Redemptions. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
     (a) each Subsidiary may make Restricted Payments to the Borrower and to Wholly-Owned Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each owner of capital stock or other equity interest of such Subsidiary on a pro rata basis based on their relative ownership interests);
     (b) the Borrower may declare and make Quarterly Distributions of Available Cash as defined in the Limited Partnership Agreement (Borrower) as in effect on the Closing Date (including, without limitation, distributions of the proceeds of Distribution Loans) to the extent such Quarterly Distributions are made in accordance with the Limited Partnership Agreement (Borrower); provided, that at the time each such Quarterly Distribution is declared, no Default or Event of Default exists or would result therefrom;

     (c) the MLP may (i) declare and make Quarterly Distributions of Available Cash as defined in the Limited Partnership Agreement (MLP) as in effect on the Closing Date (including, without limitation, distributions of the proceeds of Distribution Loans) to the extent such Quarterly Distributions are made in accordance with the Limited Partnership Agreement (MLP) and (ii) purchase units under and in accordance with any MLP Long-Term Incentive Plan (as defined in the Limited Partnership Agreement (MLP)); provided, that at the time each such Quarterly Distribution or purchase is declared, no Default or Event of Default exists or would result therefrom; and
     (d) the MLP may declare and make dividend payments or other distributions payable solely in common units.
     Section 7.09 ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan maintained by a Company to (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.
     Section 7.10 Nature of Business. Engage in any line of business other than the Midstream Business, or make any Capital Expenditures or Acquisitions or Investments permitted by Section 7.02 except in connection with the Midstream Business. The MLP may not engage in any business other than ownership of the Borrower General Partner, the Borrower, and Subsidiaries of the Borrower and the operation of the MLP.
     Section 7.11 Transactions with Affiliates. Sell, lease, or otherwise transfer any property or assets to, or purchase, lease, or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower, the MLP, or such Subsidiary than such Person could obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, the MLP, or such Subsidiary, (b) transactions among the Borrower Affiliates, (c) any Restricted Payment permitted by Section 7.08, or (d) transactions pursuant to the agreements described in MLP’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008 or the MLP’s Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, which agreements in the opinion of the Borrower when taken as a whole are fair and reasonable to the Borrower, the MLP, and their Subsidiaries. Notwithstanding the foregoing, the Lenders hereby authorize the MLP, the Borrower and their respective Subsidiaries to enter into the Non-Offset Agreement.

     Section 7.12 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) (a) that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower; provided that the foregoing shall not apply to (i) restrictions and conditions (w) imposed by law or by any Loan Document, (x) existing on the date hereof identified on Schedule 7.01 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (y) contained in agreements relating to a Disposition to a Person who is not an Affiliate of the MLP or any of its Subsidiaries pending such Disposition, provided such restrictions and conditions apply only to the property or assets to be subject to such Disposition and such Disposition is permitted hereunder, or (z) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (ii) customary provisions in leases and other contracts restricting the assignment thereof; (b) that limits the ability of any Subsidiary (other than a Foreign Subsidiary that is not required to deliver a Guaranty pursuant to Section 6.15) to guaranty the Obligations, or (c) that limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations, except to the extent such Liens are not required by clauses (i) through (v) of Section 6.17(a), provided, however, that this clause (c) shall not prohibit a negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.04(e) to the extent such negative pledge relates to the property financed by such Indebtedness; or (d) that requires the grant of a Lien to secure an obligation of a Company if a Lien is granted to secure the Obligations.
     Section 7.13 Use of Proceeds. Use the proceeds of any Loan for purposes other than those permitted by Section 6.12, or use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     Section 7.14 Amendments to Material Agreements; Amendment to Omnibus Agreement Administrative Fee. Permit any amendment to any Borrower Operating Agreement or any Material Agreement, if such amendment could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, no amendment shall be made to the Omnibus Agreement that shall increase the annual $2,000,000 administrative fee paid to Martin Resource (other than (i) adjustments approved by the Conflicts Committee (as defined in the Limited Partnership Agreement (MLP)) to account for adjustments in the nature of the services provided by Martin Resource and/or its Affiliates as a result of acquisitions by the MLP and its Subsidiaries or other expansions of the business of the MLP and its Subsidiaries and (ii) inflation adjustments made pursuant to the terms of the Omnibus Agreement as in effect on the Closing Date).
     Section 7.15 Financial Covenants.
     (a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the ratio of 3.0 to 1.0.
     (b) Leverage Ratio. Prior to the issuance by the MLP or its Subsidiaries of unsecured Indebtedness in an aggregate amount of $100,000,000 in accordance with Section 7.04(d), permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 4.00 to 1.00; and after the issuance by the MLP or its Subsidiaries of unsecured Indebtedness in an aggregate amount of $100,000,000 in accordance with
Section 7.04(d), permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 4.25 to 1.00.

     (c) Senior Leverage Ratio. After the issuance by the MLP or its Subsidiaries of unsecured Indebtedness in an aggregate amount of $100,000,000 in accordance with Section 7.04(d), permit the Senior Leverage Ratio as of the end of any fiscal quarter to be greater than 3.00 to 1.00.
     (d) [Reserved].
     (e) Adjustments for Acquisitions. For purposes of calculating the Interest Coverage Ratio, Leverage Ratio, and Senior Leverage Ratio, Consolidated EBITDA and Consolidated Interest Charges shall be adjusted on a pro forma basis (in a manner acceptable to the Administrative Agent if unaudited or by an independent certified public accountant of nationally recognized standing acceptable to the Administrative Agent) for any Person or assets sold or acquired and any Indebtedness incurred or assumed after the beginning of any four-fiscal quarter period being measured with respect to such ratios as if such assets had been sold or acquired or Indebtedness had been incurred at the beginning of such four-fiscal quarter period.
     Section 7.16 Capital Expenditures. Permit Capital Expenditures (a) for any purposes other than those related to the Midstream Business, and (b) in as aggregate amount in excess of (i) $2,500,000 from the Fourth Amendment Effective Date through December 31, 2009, and (ii) $20,000,000 in 2010 and in each calendar year thereafter; provided, that if on each day of any calendar quarter, the sum of the Revolver Commitment and, if applicable, Committed Term Loans exceeds the aggregate outstanding principal amount of all Loans by $45,000,000, then aggregate Capital Expenditures permitted in such calendar year and in each calendar year thereafter may not exceed $40,000,000. Notwithstanding the forgoing, Capital Expenditures funded within 180 days of receipt of Net Cash Proceeds from any Equity Issuance or issuance or incurrence of Indebtedness (other than the Loans), after giving effect to any mandatory prepayment pursuant to this Agreement, shall be excluded from the limitations set forth herein.
     Section 7.17 Certain Matters Relating to Waskom, PIPE and other Permitted Joint Ventures. (a) Vote its equity interests in any Permitted Joint Venture to enable such Permitted Joint Venture to, or otherwise permit any Permitted Joint Venture to, (i) incur, assume or otherwise be liable in respect of any Indebtedness other than Indebtedness not to exceed $2,000,000 in the aggregate at any time outstanding for all Permitted Joint Ventures (“Permitted Joint Venture Indebtedness”); or (ii) create or suffer to exist any Liens on any of their property, assets or revenues, whether now owned or hereafter acquired, other than (A) Liens of the type permitted by Section 7.01 (other than clauses (b), (i), (j), (k) and (n) thereof), and (B) other Liens securing obligations not to exceed $2,000,000 in the aggregate at any time outstanding for all Permitted Joint Ventures, provided that such Permitted Joint Venture is in compliance with its obligations so secured (collectively, “Permitted Joint Venture Liens”); or
     (b) (i) enter into any Contractual Obligation that limits the ability of any Permitted Joint Venture to make Restricted Payments to the Borrower (or to the Subsidiary or Subsidiaries of the Borrower that own equity interests in such Permitted Joint Venture) or to otherwise transfer property to the Borrower or such Subsidiaries, provided that the foregoing clause (i) shall not apply to (x) customary conditions of the type contained in the existing Organization Documents of PIPE and Waskom as in effect on the Closing Date, or (y) certain restrictions reasonably acceptable to the Administrative Agent with respect to an Investment by the Borrower and its Subsidiaries after the Fourth Amendment Effective Date in the Harrison, Woods and Olin Joint Venture, or (ii) vote its equity interests in any Permitted Joint Venture to enable such Permitted Joint Venture to enter into, or otherwise consent to a Permitted Joint Venture entering into, any such Contractual Obligation; provided that the foregoing clause (ii) shall not apply to (A) restrictions and conditions contained in agreements relating to a Disposition to a Person who is not an Affiliate of a Company pending such Disposition, provided such restrictions and conditions apply only to the property or assets to be subject to such Disposition, and (B) customary provisions in leases and other contracts restricting the assignment thereof.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, any L/C Obligation, any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(with respect to the MLP’s and the Borrower’s existence), 6.12, or Article VII (other than Section 7.17(a)); or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date notice has been given to the Borrower by the Administrative Agent or a Lender or (ii) the date a Responsible Officer knew or reasonably should have known of such Default; or
     (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or
     (e) Cross-Default. (i) The Borrower or any other Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness under Swap Contracts) having an aggregate principal amount (or, in the case of a Capitalized Lease or a Synthetic Lease Obligation, Attributable Indebtedness) (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (individually or collectively) $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, the lessor under such Synthetic Lease Obligation or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) (A) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any other Loan Party is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or any other Loan Party as a result thereof is greater than (individually or collectively) $5,000,000, or (B) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any other Loan Party is an Affected Party (as so defined) and the Swap Termination Value owed by the Borrower and other Loan Party as a result thereof is greater than (individually or collectively) $5,000,000 and such amount is not paid when due under such Swap Contract, or (iii) there occurs an Event of Default (as such term is defined in any Collateral Document); or

     (f) Insolvency Proceedings, Etc. (i) (A) The Borrower or any Borrower Affiliate institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing; or (B) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or (C) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; (ii) (A) Martin Resource institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing; or (B) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or (C) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding provided, in the case of any event described in this clause (ii), that such event could reasonably be expected to have a Material Adverse Effect; or
     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Borrower Affiliate, or any of their respective Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property which is a material part of the property of the Borrower and its Subsidiaries taken as a whole, and is not released, vacated or fully bonded within 45 days after its issue or levy; or
     (h) Judgments. (i) There is entered against the Borrower, any other Loan Party (other than the MLP General Partner), any Subsidiary of any of the foregoing, Waskom, or PIPE (A) a final judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $5,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), or (B) any non-monetary final judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; (ii) there is entered against Martin Resource (A) a final judgment or order for the payment of money that could reasonably be expected to have a Material Adverse Effect or (B) any non-monetary final judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) If the Borrower, any other Loan Party or any of their ERISA Affiliates maintains any Pension Plan or any Multiemployer Plan, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any other Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) if there is any Multiemployer Plan, the

Borrower, any other Loan Party or any ERISA Affiliate thereof fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or
     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or termination of all Commitments and satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (except for a Loan Party released therefrom pursuant to a Disposition or other transaction permitted hereunder), or purports to revoke, terminate or rescind any Loan Document; or
     (k) Change of Control. There occurs any Change of Control; or
     (l) Dissolution. The Borrower or any Borrower Affiliate shall dissolve, liquidate, or otherwise terminate its existence, except as permitted in Section 7.06; or
     (m) Material Agreements. (i) Termination of any Material Agreement or any material provision of any of the foregoing if such termination could reasonably be expected to have a Material Adverse Effect and such agreement or provision is not replaced (prior to such cessation) in a manner that will prevent such Material Adverse Effect; (ii) default by any Person in the performance or observance of any material term of any Material Agreement which is not cured within the applicable cure period specified in such Material Agreement, if such default could reasonably be expected to have a Material Adverse Effect; or (iii) any Unauthorized Assignment shall occur;
     (n) Collateral; Impairment of Security, etc. (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject to Permitted Liens; or
     (o) Indebtedness and Liens of Permitted Joint Ventures. Any Permitted Joint Venture shall incur, assume or otherwise be liable in respect of any Indebtedness other than Permitted Joint Venture Indebtedness or create or suffer to exist any Liens on its property other than Permitted Joint Venture Liens, and such condition shall continue for 30 days.
     Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs, the Administrative Agent:
     (a) shall, at the request of, or may, with the consent of, the Required Revolver Lenders, declare the commitment of each Revolver Lender to make Revolver Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;
     (b) shall, at the request of, or may, with the consent of the Required Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) shall, at the request of, or may, with the consent of the Required Revolver Lenders, declare that an amount equal to the then Outstanding Amount of all L/C Obligations be immediately due and payable by the Borrower, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower, and require that the Borrower deliver such payments to the Administrative Agent to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     (d) shall, at the request of, or may, with the consent of the Required Lenders, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;
provided, however, that upon the occurrence of any event specified in subsection (f)(i) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and an amount equal to the then Outstanding Amount of all L/C Obligations shall be deemed to be forthwith due and owing by the Borrower to the L/C Issuer and the Revolver Lenders as of the date of such occurrence and the Borrower’s obligation to pay such amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the L/C Issuer, the Administrative Agent, the Revolver Lenders or any other Person for any reason whatsoever. Such payments shall be delivered to and held by the Collateral Agent as cash collateral securing the L/C Obligations.
     Section 8.03 Application of Proceeds of Collateral. The proceeds of any sale or other realization upon all or any part of the Collateral shall be applied by the Administrative Agent in the following order: (i) to the payment of any unfunded amounts of Defaulting Lenders to the L/C Issuer to the extent not cash collateralized by the Borrower; (ii) to the payment of Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs) payable to the Administrative Agent in its capacity as such; (iii) to the payment of all other fees (other than Letter of Credit fees), expenses, and indemnities for which the Lenders and the L/C Issuer are entitled to payment but have not yet been paid or reimbursed in accordance with the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (iii) payable to them; (iv) to the payment of Obligations constituting accrued and unpaid Letter of Credit fees and accrued and unpaid interest on the Outstanding Amount of Loans, ratably among the Lenders and L/C Issuer in proportion to the respective amounts described in this clause (iv) payable to them; (v) to the payment of Obligations constituting the Outstanding Amount of Loans, Outstanding Amount of L/C Obligations, and the Outstanding Amount of Obligations under Lender Hedging Agreements, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause (v) payable to them; (vi) to Cash Collateralize the Letters of Credit, and (vii) to the payment of the remaining Obligations then due, if any, in the order and manner the Required Lenders deem appropriate.
     Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (vi) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

     Subject to the provisions of Article IX and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or Required Revolver Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Credit Agreement and the related Loan Documents.
ARTICLE IX.
AGENTS
     Section 9.01 Appointment and Authorization of Administrative Agent and Collateral Agent; Lender Hedging Agreements.
     (a) Each Lender and L/C Issuer hereby irrevocably (subject to Section 9.10) appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders, the Lender Swap Parties and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
     (b) The Administrative Agent and the Collateral Agent (i) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent or the Collateral Agent, as applicable, shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law; and (ii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of their respective Affiliates in any capacity.
     (c) The L/C Issuer shall act on behalf of the Revolver Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Revolver Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
     (d) To the extent any Lender or any Affiliate of a Lender is a party to a Lender Hedging Agreement and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed (i) to appoint Royal Bank, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this Article IX.
     Section 9.02 Delegation of Duties. Either the Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
     Section 9.03 Default.
     (a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that Required Lenders, Required Revolver Lenders, or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Administrative Agent and the Collateral Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent or the Collateral Agent, as appropriate, shall have received instructions from Required Lenders or Required Revolver Lenders, as applicable. All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent and the Collateral Agent and any suit or proceeding instituted by the Administrative Agent or the Collateral Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent or the Collateral Agent, as applicable, without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, Affiliates, if applicable) subject to the expenses of the Administrative Agent and/or the Collateral Agent. In actions with respect to any property of the Borrower or any other Obligor, each of the Administrative Agent and the Collateral Agent is acting for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement, Affiliates, if applicable). Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement, Affiliates, if applicable).
     (b) Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Collateral Documents on behalf of and for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, Affiliates, if applicable).
     (c) Except to the extent unanimity (or other percentage set forth in Section 10.01) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders; and except to the extent unanimity (or other percentage set forth in Section 10.01) is required hereunder, each Revolver Lender agrees that any action taken by the Required Revolver Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Revolver Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Revolver Lenders.

     (d) Each of the Administrative Agent and the Collateral Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.
     (e) Neither the Administrative Agent nor the Collateral Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Obligor or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent or the Collateral Agent herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to the Administrative Agent or the Collateral Agent in this Section 9.03or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent or the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s or the Collateral Agent’s own interest in the Collateral as one of the Lenders and that neither the Administrative Agent nor the Collateral Agent shall have any duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.
     (f) The Lenders hereby irrevocably authorize each of the Administrative Agent and the Collateral Agent, at its option and discretion, to release any Lien granted to or held by the Administrative Agent or the Collateral Agent upon any Collateral: (i) constituting property in which no Obligor owned an interest at the time the Lien was granted or at any time thereafter; (ii) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Obligor to be, renewed; and (iii) consisting of an instrument evidencing Indebtedness pledged to the Administrative Agent or the Collateral Agent (for the benefit of the Lenders and the Lender Swap Parties), if the Indebtedness evidenced thereby has been paid in full. In addition, the Lenders irrevocably authorize the Administrative Agent and the Collateral Agent to release Liens upon Collateral as contemplated in Section 10.01(c) or (d), or if approved, authorized, or ratified in writing by the requisite Lenders. Upon request by the Administrative Agent and/or the Collateral Agent at any time, the Lenders will confirm in writing the Administrative Agent’s and/or the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.03.
     (g) In furtherance of the authorizations set forth in this Section 9.03, each Lender hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Documents), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve the Liens securing the Obligations, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in paragraph (f) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s and the Collateral Agent’s power, as attorney, relative to the Collateral matters described in this Section 9.03. The respective powers and authorities herein conferred on the Administrative Agent and the Collateral Agent may be exercised by each of the Administrative Agent and/or the Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of such agent. The power of attorney conferred by this

Section 9.03(g)is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Committed Borrowings under the Loan Documents.
     Section 9.04 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.01) or (ii) in the absence of its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
     Neither the Administrative nor the Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.
     Section 9.05 Reliance by Administrative Agent.
     (a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing (including any electronic message, Internet or intranet website posting or other distribution), communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, made or otherwise authenticated by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this

Agreement) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this Agreement), if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this Agreement), otherwise determine, the Administrative Agent and/or the Collateral Agent shall, and in all other instances, the Administrative Agent and/or the Collateral Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     (b) In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.
     Section 9.06 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders or Required Revolver Lenders, as applicable, in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.
     Section 9.07 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent herein, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
     Section 9.08 Indemnification of Administrative Agent and the Collateral Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders or Required Revolver Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by each of the Administrative Agent and each of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent and/or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent and/or the Collateral Agent.
     Section 9.09 Administrative Agent and Collateral Agent in their Individual Capacities. Royal Bank and its Affiliates may make loans to, accept deposits from, acquire equity interests in (any equity interests acquired shall be held by a Royal Bank Affiliate) and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Royal Bank were not the Administrative Agent, the Collateral Agent, or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Royal Bank or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, Royal Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent, or the L/C Issuer, and the terms “Lender” and “Lenders” include Royal Bank in its individual capacity.
     Section 9.10 Successor Agents.
     (a) The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders with a copy of such notice to the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
     (b) The Collateral Agent may resign as Collateral Agent upon 30 days’ notice to the Lenders with a copy of such notice to the Borrower. If the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor collateral agent for the Lenders which successor collateral agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default. If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Lenders and the Borrower, a successor collateral agent from among the Lenders. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
     (c) If the Collateral Agent deems it necessary or advisable to appoint a substitute Collateral Agent that qualifies as citizen of the United States under Section 2 of the Shipping Act of 1916, as amended and then in effect, then the Collateral Agent shall appoint a substitute Collateral Agent. Each Lender that qualifies to serve as Collateral Agent pursuant to this Section 9.10 agrees to accept appointment as Collateral Agent.
     Section 9.11 Other Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as any type of agent (other than the Administrative Agent and the Collateral Agent), “lead arranger,” or “book runner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.
MISCELLANEOUS
     Section 10.01 Amendments, Release of Collateral, Etc.
     (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (except that with respect to those matters as to which this Agreement provides that Required Revolver Lenders shall decide, in such cases the writing shall be signed by the Required Revolver Lenders), and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, except as provided in Section 10.01(b), that no such amendment, waiver or consent shall:
     (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (ii) reduce the amount of, or postpone any date fixed by this Agreement for payment of, any mandatory prepayment of Term Loan Principal, without the written consent of each Lender; or postpone any date fixed by this Agreement or any other Loan Document for any other payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender to whom such amount is or would be owed;
     (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
     (iv) change the number or percentage of Lenders required to take any action hereunder, or amend the definition of “Required Lenders”, without the written consent of each Lender (except that the definition of “Required Revolver Lenders” may be amended with the written consent of the Revolver Lenders);
     (v) change Section 2.12 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (vi) release all or substantially all of the Collateral or release any Guarantor from a Guaranty (except as otherwise permitted under this Section 10.01 and except pursuant to a Disposition of assets permitted by Section 7.07) without the written consent of each Lender; or
     (vii) amend this Section, or any provision herein providing for unanimous consent or other action by all the Lenders, without the written consent of each Lender.
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders, Required Revolver Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required

Lenders, Required Revolver Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment or Loans of such Lender may not be increased or extended without the consent of such Lender.
     (b) Upon any sale, transfer, or disposition of Collateral which is permitted pursuant to the Loan Documents, and upon ten (10) Business Days’ (or such shorter period as may be determined by the Administrative Agent) prior written request by the Borrower (which request must be accompanied by (i) the following, except as otherwise agreed by the Administrative Agent, (A) true and correct copies of all material documents of transfer or disposition, including any contract of sale, (B) a preliminary closing statement and instructions to the title company, if any, (C) all requested release instruments in form and substance satisfactory to the Administrative Agent) and (ii) if required, written consent of the requisite Lenders, the Administrative Agent (or the Collateral Agent, as applicable) shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties pursuant hereto in such Collateral. Neither the Administrative Agent nor the Collateral Agent shall be required to execute any release instruments on terms which, in the Administrative Agent’s or the Collateral Agent’s opinion, would expose the Administrative Agent or the Collateral Agent to liability or create any obligation or entail any consequence other than the release of liens without recourse or warranty. No such release shall impair the Administrative Agent’s or the Collateral Agent’s lien on the proceeds of sale of such Collateral.
     (c) If all outstanding Loans and other Obligations have been indefeasibly paid in full and the Commitments have terminated or have been reduced to zero, and, subject to Section 10.01(e) all Lender Hedging Agreement have terminated, each of the Administrative Agent and the Collateral Agent agrees to, and the Lenders hereby instruct the Administrative Agent or the Collateral Agent, as applicable, to, at the Borrower’s expense, execute such releases of the Collateral Documents as the Borrower shall reasonably request and this Agreement shall be deemed terminated except that such termination shall not relieve the Borrower of any obligation to make any payments to the Administrative Agent, the Collateral Agent, or any Lender required by any Loan Document to the extent accruing, or relating to an event occurring, prior to such termination.
     (d) Notwithstanding any provision herein to the contrary, if the Commitments have been terminated, and the only outstanding Obligations are amounts owed pursuant to one or more Lender Hedging Agreements, the Administrative Agent or the Collateral Agent, as applicable, will, and is hereby authorized to, (A) release the Liens created under the Loan Documents and (B) release all Guaranties of the Borrower, provided, that contemporaneously with such release, (i) the Borrower (and, if applicable, the Subsidiary that is a party to such Lender Hedging Agreements) (A) executes a margin agreement in form and substance acceptable to such Lender(s) (or its Affiliates) that are parties to such Lender Hedging Agreements (the “Lender Counterparties”) and (B), if required, provides collateral in the form of cash or a letter of credit having an aggregate value acceptable to such Lender Counterparties, and (ii) if such Lender Hedging Agreement is executed by a Subsidiary of the Borrower and the Borrower and the MLP are not parties thereto, the Borrower and the MLP execute a guaranty covering such Subsidiary’s obligations thereunder, such guaranty to be in form and substance satisfactory to the Lender Counterparties. Any release under this Section 10.01(e) must be in writing and signed by the Administrative Agent.

     Section 10.02 Notices and Other Communications; Facsimile Copies.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (i) if to the Borrower, any Guarantor, the Administrative Agent, the Collateral Agent, or the L/C Issuer, to the address (or telecopier number) set forth on Schedule 10.02, and (ii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent, or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Section 10.04 Attorney Costs; Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all costs and expenses incurred in connection with the development, preparation, negotiation, syndication, administration and execution of this Agreement and the other Loan Documents, including the filing, recording, refiling or rerecording of any Mortgage, any pledge agreement and any Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any mortgage, any pledge agreement or any security agreement, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any workout or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Collateral Agent, or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.
     Section 10.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Borrower, the MLP, and each other Guarantor (by execution of a Guaranty), jointly and severally, agrees to indemnify, save and hold harmless each Agent-Related Person, each Arranger, each Lender, the L/C Issuer and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders, and the L/C Issuer under this Agreement or any other Loan Document; (b) any and all claims, demands, actions or causes of action, whether brought by a third party or the Borrower or any other Loan Party, that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent, or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders, and the L/C Issuer under this Agreement or any other Loan Document; (c) without limiting the foregoing, any and all claims, demands, actions or causes of action, judgments and orders, penalties and fines that are asserted or imposed against any Indemnitee, (i) under the application of any Environmental Law applicable to the Borrower or any of its Subsidiaries or any of

their properties or assets, including the treatment or disposal of Hazardous Substances on any of their properties or assets, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (iii) due to past ownership by the Borrower or any Subsidiary of any of their properties or assets or past activity on any of their properties or assets which, though lawful and fully permissible at the time, could result in present liability, (iv) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, any of the properties owned or operated by the Borrower or any Subsidiary (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, or (v) due to any other environmental, health or safety condition in connection with the Loan Documents; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a), (b) or (c) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs and settlement costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE STRICT LIABILITY OR NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification for any claim to the extent caused by its own gross negligence or willful misconduct. The agreements in this Section shall survive and continue for the benefit of the Indemnitees at all times after the Borrower’s acceptance of the Lenders’ Committed Sums hereunder, whether or not the Closing Date shall occur and shall survive the termination of the Commitments and repayment of all the other Obligations.
     Section 10.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     Section 10.07 Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the MLP nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Committed Sum and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of either the Revolver Facility or the Term Loan Facility (i.e., an assignment need not be ratable as between the Revolver Facility and the Term Loan Facility), (iii) any assignment of a Revolver Commitment must be approved by the Administrative Agent, unless the Person that is the proposed assignee is itself a Lender with a Revolver Commitment, and any assignment that increases the obligation of the assignee to participate in the exposure of Letters of Credit (whether or not outstanding) must be approved by the L/C Issuer, in each case whether or not the proposed assignee is a Lender or would otherwise qualify as an Eligible Assignee, and in each case such approval not to be unreasonably withheld or delayed; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with an administrative fee of $3,500 (which fee shall, in the case of simultaneous assignments that settle on the same day to multiple assignees under common management, be $3,500 for one assignment plus $750 for each additional assignment), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participation in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release the MLP from its Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.
     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.
     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)) , the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.
     (h) Notwithstanding anything to the contrary contained herein, if at any time Royal Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, Royal Bank may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Royal Bank as L/C Issuer. Royal Bank shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.14(c)).
     Section 10.08 Confidentiality. Each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to directors, officers, employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent, the Collateral Agent, or any Lender) any information with respect to the MLP, the Borrower or its Subsidiaries, which is furnished pursuant to this Agreement or the transactions contemplated hereby, provided that any Lender may disclose any such information (a) (i) as has become generally available to the public other than as a result of a breach of this Section 10.08, (ii) was or becomes available to any Lender on a nonconfidential basis prior to its disclosure pursuant hereto or (iii) is obtained by any Lender on a non-confidential basis from a source other than the Borrower provided that such source is not known to such Lender to be subject to an obligation of confidentiality with respect to such information, (b) as may be requested in any report, statement or testimony submitted to or requested by any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States of America or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, provided that such Eligible Assignee or Participant or prospective Eligible Assignee or Participant is bound by an agreement containing provisions substantially the same as those contained in this Section 10.08, (f) in connection with the exercise of any remedy by such Lender following an Event of Default pertaining to the Loan Documents, (g) in connection with any litigation involving such Lender pertaining to the Loan Documents, (h) to any Lender or the Administrative Agent, (i) to any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and obligated to keep such information confidential on the same terms as set forth in this Section 10.08); or (j) subject to an agreement containing substantially the same provisions as this Section 10.08, any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations.
     Section 10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender, the L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Administrative Agent and the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent, such Lender, the L/C Issuer or any such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 10.10 Interest Rate Limitation. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the Maximum Amount. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Administrative Agent or the Lenders or any other person to the Borrower or any other Person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time pursuant to the Agreement shall exceed the Maximum Amount, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other Person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the Maximum Amount, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereunder or, if the Loans have been or would be paid in full, refunded to the Borrower, and (iv) the provisions of this Agreement and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Loans or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Loans or any other Loan Document.
     Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
     Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent, and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent, or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent, or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Committed Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.
     Section 10.14 Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.15 Foreign Lenders. Each Lender that is organized under the laws of a jurisdiction other than the United States of America, a state thereof or the District of Columbia (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.
     Section 10.16 Governing Law.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) THE MLP, THE BORROWER, ANY OTHER PARTY HERETO, AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, AGREES AS TO THIS SECTION 10.16(b). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER, AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER, AND THE LENDERS EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE 10.02, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE MLP, THE BORROWER, AND EACH GUARANTOR, BY ITS EXECUTION OF A GUARANTY, HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011 (THE “NEW YORK PROCESS AGENT”) AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE NEW YORK PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT.
     Section 10.17 Waiver of Right to Trial by Jury, Etc. EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

     Section 10.18 Master Consent to Assignment. The Lenders hereby authorize the Administrative Agent to enter into the Master Consent to Assignment and each Lender agrees to be bound by all of the terms and provisions of the Master Consent to Assignment to the same extent as if it were a signatory thereto.
     Section 10.19 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the MLP and the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the MLP and the Borrower, which information includes the names and addresses of the MLP and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the MLP and the Borrower in accordance with the Act.
     Section 10.20 Assignment of Existing Loans. Those Lenders who are parties to the Existing Credit Agreement (each, an “Existing Credit Agreement Lender”) hereby assign, to the Lenders who are parties hereto, the Indebtedness owed to them under the Existing Credit Agreement, in proportion to each Lender’s Aggregate Pro Rata Share (as defined in this Section 10.20). “Aggregate Pro Rata Share” means, for any Lender, the percentage (carried out to the ninth decimal place) that (a) its Committed Sum with respect to the Revolver Facility plus its Committed Sum with respect to the Term Loan Facility bears to (b) the Aggregate Committed Sums of all Lenders with respect to the Revolver Facility plus the Aggregate Committed Sums of all Lenders with respect to the Term Loan Facility. On the Closing Date, the Lenders shall make cash settlement either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations as reflected in this Section. The Borrower agrees to pay any loss, cost or expense incurred by the Lenders who are parties to the Existing Credit Agreement as a result of payments received pursuant to the reallocations and assignments herein referenced, in accordance with Section 3.05 hereof.
     Section 10.21 Restatement of Existing Credit Agreement. The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in Section 4.01 have been satisfied or waived: (a) the Obligations represent, among other things, the restatement, renewal, amendment, extension, and modification of the “Obligations” as defined in the Existing Credit Agreement; (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Credit Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish the Indebtedness arising under) the promissory notes issued pursuant to the Existing Credit Agreement; (d) the Collateral Documents, Security Agreements, and Vessel Mortgage executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish or impair the collateral security created or evidenced by) the “Collateral Documents,” “Security Agreements” and “Vessel Mortgage” executed and delivered pursuant to the Existing Credit Agreement; (e) each Guaranty executed pursuant to this Agreement amends, renews, extends, modifies, replaces, restates, substitutes for, and supersedes in its entirety (but does not extinguish or impair the Obligations guaranteed by) the “Guaranty” executed by the applicable Guarantor, as the case may be, executed and delivered pursuant to the Existing Credit Agreement; and (f) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the “Indebtedness” under the Existing Credit Agreement, and the “Collateral Documents,” the “Security Agreements,” the “Vessel Mortgage,” the “Guaranties,” or the other “Loan Documents” (or the collateral security therefor) executed in connection with the Existing Credit Agreement, all of which Indebtedness and Collateral shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein.

     Section 10.22 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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ANNEX B
Schedule 1.01(a)
SCHEDULE 1.01(A)
APPLICABLE RATE
Committed Revolver Loans

			Applicable Rate
			for Letters of
			Credit and	Applicable Rate
			Eurodollar Rate	for Base Rate
Pricing		Commitment fee	Loans	Loans
Level	Leverage Ratio	(bps)	(bps)	(bps)
1	Less than 2.75:1.00	50.0	350.0	250.0

2	Greater than or equal to 2.75:1.00 but less than 3.00:1.00	50.0	375.0	275.0

3	Greater than or equal to 3.00:1.00 but less than 3.50:1.00	50.0	400.0	300.0

4	Greater than or equal to 3.50:1.00 but less than 4.00:1.00	50.0	450.0	350.0

5	Greater than or equal to 4.00:1.00	50.0	475.0	375.0
Committed Term Loans

		Applicable Rate for	Applicable Rate for
Pricing		Eurodollar Rate Loans	Base Rate Loans
Level	Leverage Ratio	(bps)	(bps)
1	Less than 2.75:1.00	350.0	250.0

2	Greater than or equal to 2.75:1.00 but less than 3.00:1.00	375.0	275.0

3	Greater than or equal to 3.00:1.00 but less than 3.50:1.00	400.0	300.0

4	Greater than or equal to 3.50:1.00 but less than 4.00:1.00	450.0	350.0

5	Greater than or equal to 4.00:1:00	475.0	375.0

ANNEX C
Schedule 1.01(c)
SCHEDULE 1.01(C)
MATERIAL AGREEMENTS
1.	Omnibus Agreement;
2.	Ground Lease Agreement dated as of December 16, 1976, as amended, by and between the Tampa Port Authority and Martin Gas Sales;
3.	First Amended and Restated Agreement of Partnership of Waskom Gas Processing Company dated effective as of April 22, 1997, between Centerpoint Energy Gas Processing Company and Prism Gas Systems I, LP (as successors-in-interest to the parties thereto);
4.	Gas Processing Agreement dated as of April 14, 1997, between BP America Production Company (successor to Amoco Production Company) and Waskom Gas Processing Company, as amended by the First Amendment to Gas Processing Agreement dated effective as of April 1, 2003, and as further amended by the Second Amendment to Gas Processing Agreement dated effective as July 1, 2003;
5.	Gas Processing Agreement dated effective as of May 1, 2005, between Centerpoint Energy Gas Transmission Company and Waskom Gas Processing Company, as amended by the First Amendment to Gas Processing Agreement dated effective as of May 1, 2005; and
6.	Gas Processing Agreement dated effective as of June 1, 1995, between Centerpoint Energy Field Services, Inc. (successor to Noram Field Services Corp.) and Waskom Gas Processing Company (successor to Arkla Chemical Corporation), as amended by the First Amendment to Gas Processing Agreement dated effective as of June 2002.

ANNEX D
Assignors

			Pro Rata Share		Pro Rata Share
			of Revolver	Term Loan	of Term Loan
	Lender	Revolver Facility	Facility	Facility	Facility	Total
1.	Royal Bank of Canada	$27,542,857.16	14.124542133%	$8,685,714.28	6.681318677%	$36,228,571.44

2.	Comerica Bank	$19,882,857.14	10.196336995%	$14,088,571.43	10.837362638%	$33,971,428.57

3.	Suntrust Bank	$21,382,857.14	10.965567764%	$10,088,571.43	7.760439562%	$31,471,428.57

4.	Wells Fargo Bank, N.A.	$19,882,857.14	10.196336995%	$10,088,571.43	7.760439562%	$29,971,428.57

5.	Fortis Capital Corp.	$15,882,857.14	8.145054944%	$11,088,571.43	8.529670331%	$26,971,428.57

6.	WestLB AG, New York Branch	$17,511,428.57	8.980219779%	$7,588,571.43	5.837362638%	$25,100,000.00

7.	JPMorgan Chase Bank, NA	$16,042,857.14	8.227106226%	$7,528,571.43	5.791208792%	$23,571,428.57

8.	Compass Bank (as successor in interest to Guaranty Bank)	$9,999,999.99	5.128205123%	$10,728,571.42	8.252747246%	$20,728,571.41

9.	Caterpillar Financial Services Corporation	0.00	0.000000000%	$19,000,000.00	14.615384615%	$19,000,000.00

10.	U.S. Bank National Association	$8,000,000.00	4.102564103%	$10,000,000.00	7.692307692%	$18,000,000.00

11.	Amegy Bank National Association	$10,885,714.30	5.582417590%	$5,528,571.43	4.252747254%	$16,414,285.73

12.	Natixis	$9,971,428.57	5.113553113%	$5,028,571.43	3.868131869%	$15,000,000.00

13.	Wachovia Bank, National Association	$7,542,857.14	3.868131867%	$5,528,571.43	4.252747254%	$13,071,428.57

14.	Allied Irish Banks p.l.c.	$10,471,428.57	5.369963369%	0.00	0.000000000%	$10,471,428.57

15.	AIB Debt Management Limited	0.00	0.000000000%	$5,028,571.43	3.868131869%	$5,028,571.43

	Total:	$195,000,000.00	100.000000000%	$130,000,000.00	100.000000000%	$325,000,000.00

ANNEX E
Assignees
SCHEDULE 2.01
COMMITTED SUMS

			Pro Rata Share		Pro Rata Share of
			of Revolver	Term Loan	Term Loan
	Lender	Revolver Facility	Facility	Facility	Facility	Total
1.	Royal Bank of Canada	$36,314,285.72	13.564133487%	$8,685,714.28	12.782776881%	$45,000,000.00

2.	Regions Bank	$40,000,000.00	14.940823666%	$0.00	0.00%	$40,000,000.00

3.	UBS Loan Finance LLC	$40,000,000.00	14.940823666%	$0.00	0.00%	$40,000,000.00

4.	Comerica Bank	$25,911,428.57	9.678452130%	$14,088,571.43	20.734168701%	$40,000,000.00

5.	Wells Fargo Bank, N.A.	$21,840,000.00	8.157689722%	$10,088,571.43	14.847363554%	$31,928,571.43

6.	Bank of America, N.A.	$25,000,000.00	9.338014791%	$0.00	0.00%	$25,000,000.00

7.	Caterpillar Financial Services Corporation	$6,000,000.00	2.241123550%	$19,000,000.00	27.962324446%	$25,000,000.00

8.	Compass Bank	$24,271,428.59	9.065878367%	$0.00	0.00%	$24,271,428.59

9.	Amegy Bank National Association	$10,871,428.57	4.060702432%	$5,528,571.43	8.136405687%	$16,400,000.00

10.	Natixis	$9,971,428.57	3.724533899%	$5,028,571.43	7.400555044%	$15,000,000.00

11.	Wachovia Bank, National Association	$7,542,857.14	2.817412462%	$5,528,571.43	8.136405687%	$13,071,428.57

12.	Raymond James Bank, FSB	$10,000,000.00	3.735205916%	$0.00	0.00%	$10,000,000.00

13.	Compass Bank (as successor in interest to Guaranty Bank)	$9,999,999.99	3.735205913%	$0.00	0.00%	$9,999,999.99

	Total:	$267,722,857.15	100.000000000%	$67,948,571.43	100.000000000%	$335,671,428.58